APPRAISAL REPORT

                                       OF

                             MANDEVILLE MARKETPLACE
                            NORTH CAUSEWAY BOULEVARD
                              MANDEVILLE, LOUISIANA
                                   (B97-134C)

                                       FOR

                                MR. LARRY MILLER
                               MERRILL LYNCH & CO.
                       WORLD FINANCIAL CENTER-NORTH TOWER
                               NEW YORK, NY 10281

                                      AS OF

                                 AUGUST 18, 1997

                                       BY

                              DAVID P. MULLINS, MAI
                            H. J. PORTER & ASSOCIATES
                              14 OFFICE PARK CIRCLE
                                    SUITE 230
                            BIRMINGHAM, ALABAMA 35223
                                 (205) 871-3600


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                            H.J. Porter & Associates
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                     [H.J. PORTER & ASSOCIATES - LETTERHEAD]

                                 August 21, 1997

Mr. Larry Miller
Merrill Lynch & Co.
World Financial Center - North Tower
New York, NY 10281

                                   Re:  Appraisal Report of
                                        Mandeville Marketplace
                                        North Causeway Boulevard
                                        Mandeville, LA

Dear Mr. Miller:

At your request, I have inspected and appraised the referenced property. The purpose of the appraisal was to estimate the market value of the leased fee interest in the subject property, one of fifteen shopping centers to be included in a portfolio of retail shopping centers that will be cross collateralized, under single management, and subject to stringent release provisions. As such, the estimated value of the subject property is subject to the above conditions. This complete appraisal, communicated in a self contained narrative report, has been prepared in accordance with the Uniform Standards of Professional Appraisal Practice (USPAP) as amended by the Comptroller of the Currency.

Based upon my investigation into the subject property, and its current economic environment, I am of the opinion that the market value of the leased fee interest in the subject property, as of August 18, 1997, is:

                    TEN MILLION NINE HUNDRED THOUSAND DOLLARS
                    -----------------------------------------
                                  ($10,900,000)

Please note that this report is subject to the contingent and limiting conditions as found in the addendum. It should be noted that my employment was not conditional upon my producing a specific value with a given range. Future employment prospects with Merrill Lynch are not dependent upon my producing a specified value. Also, neither payment of my fee, nor my employment is/was based upon whether a loan application is approved or disapproved. I appreciate the opportunity to be of service to you in this matter.


      123 N. College St., Ste. 100 o P.O. Box 28 o Auburn, Alabama 36830 o
                        (334)826-8682 o Fax (334)826-3827
 14 Office Park Circle, Suite 230 o Birmingham, Alabama 35223 o (205)871-3600 o
                                Fax (205)879-3762
418 Scott Street o Montgomery, Alabama 36104 o (334)262-8331 o Fax (334)262-8325

                  Real Estate Research, Appraisal & Counseling

Mr. Miller
August 21, 1997
page 2

The attached report is submitted in support of these conclusions.

                                      Yours very truly,

                                      /s/ David P. Mullins
                                      David P. Mullins, MAI
                                      Certified General Real Property Appraiser
                                      Alabama Certificate #G8


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                            H.J. Porter & AssociateS
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                    SUMMARY OF SALIENT FACTS AND CONCLUSIONS


PROPERTY IDENTIFICATION:          Mandeville Marketplace
                                  North Causeway Boulevard
                                  Mandeville, Louisiana

HIGHEST AND BEST USE:             Neighborhood Shopping Center

DATE OF VALUE:                    August 18, 1997

DATE OF REPORT:                   August 21, 1997

SITE DATA:                        7.081 Acres/308,448 Sq. Ft.

BUILDING DATA:                    Gross Building Area                  87,079 SF
                                  Divided As:
                                    Winn-Dixie                         53,986 SF
                                    Local Space                         8,500 SF
                                    Bank Building                      12,800 SF
                                    Bank Drive-thur                     4,148 SF
                                    ATM Canopy                            520 SF

                                  Net Rentable Area                    77,786 SF
                                  Divided As:
                                    Winn-Dixie                         53,986 SF
                                    Bank                               15,300 SF
                                  Local Space                           8,500 SF

ESTIMATED LAND VALUE
AS OF AUGUST 18, 1997:            $2,800,000

VALUE INDICATIONS:                Cost Approach                      $10,110,000
                                  Income Approach                    $10,900,000
                                  Sales Comparison Approach          $10,600,000

MARKET VALUE:                     $10,900,000


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                                TABLE OF CONTENTS


intended use of appraisal .................................................    1
type appraisal/type report ................................................    1
environmental considerations ..............................................    1
scope of the assignment ...................................................    1
date of value/ date of report .............................................    2
exposure time .............................................................    2
property ownership ........................................................    2
property location .........................................................    3
zoning/public utilities ...................................................    3
legal description/land size ...............................................    3
ad valorem tax analysis ...................................................    5
purpose of appraisal/definition of value ..................................    6
rights appraised ..........................................................    6
area analysis - st. Tammany parish, louisiana .............................    7
neighborhood analysis .....................................................   12
site analysis .............................................................   16
description of subject improvements .......................................   17
highest and best use ......................................................   19
the appraisal process .....................................................   21
land value - direct comparison ............................................   24
cost approach to value ....................................................   30
income approach to value ..................................................   33
market approach ...........................................................   49
reconciliation and final value estimate ...................................   61
certification .............................................................   62

     EXHIBITS
     --------
     Location Map .............................................    Facing Page 3
     Survey ...................................................    Facing Page 4
     Site Plan ................................................   Facing Page 16
     Subject Photographs ......................................   Facing Page 17
     Land Sales Map ...........................................   Facing Page 24
     Rental Location Map ......................................   Facing Page 33
     Improved Sales Map .......................................   Facing Page 49

     REAR EXHIBITS
     -------------
     Engagement Letter
     Lease Synopses
     Louisiana Temporary Registration Certification
     Assumptions and Limiting Conditions
     Appraiser's Qualifications
     Appraiser's Certificate


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                                                                               1

INTENDED USE OF APPRAISAL

This appraisal has been requested to function as a basis for loan underwriting purposes in conjunction with a mortgage loan to be placed upon the subject property, and for use in the securitization of the mortgage. Accordingly, this appraisal may be provided by Merrill Lynch to potential investors in a securitization or other sale of the mortgage loan. The appraisal is undertaken without departure in accordance with USPAP as promulgated by the Appraisal Foundation and as amended by the Comptroller of Currency.

TYPE APPRAISAL/TYPE REPORT

In accordance with the Uniform Standard of Profession Appraisal Practice, the appraiser has performed a "Complete" appraisal according to Standard Rule 1 and the communication to the client in a "Self-Contained Narrative Report" in accordance with Standard Rule 2-2a.

ENVIRONMENTAL CONSIDERATIONS

According to a Phase I Environmental Site Assessment of the subject property performed by Raborn & Associates, Inc., Baton Rouge, LA, dated September 24, 1996, there was no evidence of recognized environmental conditions in connection with the property. This valuation is made subject to there being no such contamination.

SCOPE OF THE ASSIGNMENT

The subject property, a neighborhood shopping center, is one of fifteen shopping centers to be included in a portfolio of retail properties which will be cross collateralized, under single management, and subject to stringent release provisions.

The scope of the assignment includes undertaking the three recognized approaches to value with consideration given to the current status of the retail market in Mandeville, Louisiana. In the Cost Approach local Realtors(R) and Appraisers were contacted and a search of public records was made to locate comparable land sales. A detailed inspection of the property was made on August 18, 1997. Construction detail was taken from inspection notes, public records, and site development plan titled Site Plan w/Expansion, Mandeville Marketplace, prepared by Sanford Bell & Associates, Inc., Montgomery, AL, with the most recent revision date of July 1, 1996. Cost calculations were taken from the Marshall Valuation Service, a recognized national cost service indexed to the local market.

In the Income Approach to Value, a survey of local retail market conditions was made by interviews with local leasing and management agents to determine if the contract rents for the local tenant shop space was competitive and market oriented. Expense comparables were studied


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SCOPE OF THE ASSIGNMENT - (CONTINUED)                                          2

to estimate appropriate expense deductions. The resulting net operating income was capitalized into a value estimate with an overall capitalization rate. The comparable improved sales found in the Market Approach sold on direct capitalization of stabilized net operating income rather than discounted cash flow analysis. The overall capitalization rate was derived from market sales, built-up rates using current market rates for debt and equity and from published investor surveys.

Local Realtors(R), Appraisers and mortgage lenders were interviewed to locate sales of comparably improved properties. The sales located were compared to the subject with adjustments made for items of difference. The three approaches to value were reconciled to provide a value estimate of the property.

DATE OF VALUE/ DATE OF REPORT

The value estimate predicated in this report is made effective as of August 18, 1997, being the date of the most recent site inspection of the subject property. The data utilized in preparing this appraisal was researched, gathered and/or updated during the period August 1, 1997 to August 19, 1997. The date of report is made effective as of the date of the Letter of Transmittal.

EXPOSURE TIME

The exposure time for the subject property, to obtain the values communicated herein, is estimated to have been within one year or less. This exposure period assumes competent sales and marketing efforts, the property is maintained in a marketable condition, and that the property is sold for "market value" as defined herein. The estimated exposure period is based upon the marketing period for the Comparable Improved Sales found in the Market Approach.

PROPERTY OWNERSHIP

The subject property is under the ownership of:

                            Mandeville Partners, Ltd.
                                  P.O. Box 176
                            Prattville, Alabama 36067

The property has been owned by the current owner in excess of five (5) years.


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                                  LOCATION MAP
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                                                                               3

PROPERTY LOCATION

The subject property is located in the city limits of Mandeville, Louisiana at the northeast corner of Causeway Boulevard and the East Approach Road. It is located by street address as:

                             Mandeville Marketplace
                               Causeway Boulevard
                              Mandeville, Louisiana

ZONING/PUBLIC UTILITIES

The subject property is located in the city limits of Mandeville, Louisiana and falls under that city's zoning jurisdiction. The current zoning of the property is B-2, Highway Business District which allows retail and office use as is currently in place on the subject property. This zoning category calls for a minimum lot area of 15,000 square feet, minimum lot width of 150 feet, and minimum lot depth of 100 feet. The minimum yard setback requirements are 25 feet in the front and 15 feet on the sides and rear. The maximum impervious site coverage is 75%. Off-street parking requirements are 4.5 spaces per 1,000 square feet of building area. The subject property is in compliance with current zoning.

The subject has all public utilities available to it, including electric, gas, water, sewage and telephone. Public services such as police and fire protection are amply provided for by the City of Mandeville.

LEGAL DESCRIPTION/LAND SIZE

Based on information supplied to the appraisers by Tom Newton, Managing Partner of the owner, the subject property is legally described as:

          A CERTAIN PORTION OF GROUND, together with all the buildings and improvements thereon and all the rights, ways, privileges, servitudes, appurtenances and advantages thereunto belonging, or in anywise appertaining, situated in the Parish of St. Tammany, City of Mandeville, State of Louisiana, in that part thereof known as North Corporate Village, a portion of Parcel "G", Poitevent Tract, all as more particularly described on the final plat of said subdivision recorded with the Clerk of Court of St. Tammany Parish at Map File No. EM208, approved by the Planning Commission of said city by resolution number 84-13 adopted January 10, 1985, and in accordance with said final plat more particularly described as Lots 1,2,3,4,5,6,7 and approximately the south 60 feet of Lot 8.

          Said property is further described in accordance with a survey prepared by Cartier & Associates, Inc., Consulting Engineers, dated May 2, 1986, revised June 2, 1986 as follows, to-wit:

          From the Northwest corner of Section 42, Township 8 South, Range 11 East proceed North 22 degrees 23'0" East 927.7 feet; thence South 29 degrees 21'58" East, 1,381.8 feet; thence 2,03.4 feet along


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             [MAP OF RESUBDIVISION OF LOT 1A INTO LOT 1A-A & 1A-2]
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LEGAL DESCRIPTION/LAND SIZE - (CONTINUED)                                      4

          an arc with a radius of 11,559.13 feet, thence South 19 degrees 25'58" East, 2,145.0 feet; thence South 81 degrees 18'52" East 200.0 feet; thence South 8 degrees 41'8" West
          710.0 feet to the Point of Beginning which forms the Southwest corner of North Corporate Village Subdivision.

          From the Point of Beginning proceed along the east right-of-way of North Causeway Boulevard, North 8 degrees 41'8" East 590.0 feet to a point; thence South 81 degrees 18'52" East, 480.0 feet to a point; thence South 8 degrees 41'8" West, 85.43 Feet to a point; thence on a curve with a radius of 155 feet, 189.37 feet to a point; thence South 61 degrees 18'52" East, 38.54 feet to a point; thence on a curve with a radius of 70 feet, 38.02 feet to a point; thence South 80 degrees 11'22" East, 40.12 feet to a point; thence on a curve with a radius of 2,391.83 feet, 418.54 feet to a point; thence North 81 degrees 15'52" West, 375.49 feet back to the Point of Beginning. Containing 7.081 acres.

Based on this description and the survey on the facing page. The subject property is irregular shaped and contains a total land area of 7.081 acres/ 308,448 square feet. The property has frontage of 520 feet on North Causeway Boulevard, 313.34 feet on Northlake Parkway North, and 496.68 feet on East Approach Road.

As indicated previously, the subject property is one of fifteen shopping center to be included in a portfolio of retail properties which will be cross collateralized, under single management, and subject to stringent release provisions. The other shopping centers, included in the portfolio, are listed as follows:

           ==========================================================
           59 West Shopping Center              Bessemer, AL

           Clanton Marketplace                  Clanton, AL

           Betts Crossing Shopping Center       Opelika, AL

           Opp Marketplace                      Opp, AL

           Russell Crossing Shopping Center     Phenix City, AL

           29 North Shopping Center             Cantonment, FL

           Nine Mile Plaza Shopping Center      Pensacola, FL

           Parker Shopping Center               Parker, FL

           The "Y" Shopping Center              Panama City Beach, FL

           Greenbrier Station Shopping Center   Anniston, AL

           Brownsville Place Shopping Center    Brownsville, TN

           Chicot Crossing Shopping Center      Pascagoula, MS

           Delchamps Plaza                      Long Beach, MS

           One Main Place                       Moss Point, MS
           ==========================================================


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                                                                               5

AD VALOREM TAX ANALYSIS

The subject parcel is under the taxing authority of the St. Tammany Parish Tax Assessors Office and is found on the tax rolls as:

Assessed to:             Mandeville Partners, Ltd.
                         P.O. Box 176
                         Prattville, Alabama 36067

Assessment #             1140304778

Value:                   Land:                     $1,010,780
                         Improvements:             $2,032,133
                                                   ----------
                         Total:                    $3,042,913

Annual Tax:              $74,845.86

The tax rate per $1,000 of assessed value for commercial property is $166.75 for St. Tammany Parish and $17.64 for the town of Mandeville. The assessment ratio is 10% for land and 15% for improvements.


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                                                                               6

PURPOSE OF APPRAISAL/DEFINITION OF VALUE

This appraisal is made for the purpose of estimating the market value of the subject property. Market Value is defined by the Appraisal Standards Board of the Appraisal Foundation in the Uniform Standards of Professional Appraisal Practice as:

          The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller, each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

1.   Buyer and seller are typically motivated;

2. Both parties are well informed or well advised, and acting in what they consider their own best interest;

3.   A reasonable time is allowed for exposure in the open market;

4. Payment is made in terms of cash in U.S. Dollars or in terms of financial arrangements comparable thereto; and

5. The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

RIGHTS APPRAISED

The ownership interest in the subject property appraised is the "Leased Fee Estate." The Dictionary of Real Estate Appraisal, 3rd Edition, Page 204, defines Leased Fee Estate as, "an ownership interest held by a Landlord with the right of use and occupancy conveyed by lease to others. The rights of lessor "the leased fee owner" and the leased fee are specified by contract terms contained within the lease."

The subject property is 100% leased to five tenants with lease terms ranging from three to twenty years. Winn-Dixie occupies 53,986 square feet or 69.4% of the net rentable area on a 20 year lease term which commenced in 1996. First National Bank of Commerce leases 15,300 square feet or 19.7% of the net rentable area. Their expires September 30, 2003. The remaining tenants have lease terms ranging from three to five years. A Lease Synopsis for each tenant is located in the Addenda.


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                                                                               7

AREA ANALYSIS - ST. TAMMANY PARISH,LOUISIANA

The four basic factors which must be considered in analyzing an area are:

     Physical and Locational Factors
     Economic and Financial Factors
     Political and Governmental Factors
     Sociological Factors

PHYSICAL AND LOCATIONAL FACTORS

The primary physical and locational factors effecting the subject property are St. Tammany's locational proximity to New Orleans and the Federal Highway system serving the Parish. St. Tammany Parish is located on the north shore of Lake Pontchartrain, and is one of the six parishes included in the New Orleans MSA. Causeway Bridge, the longest over-water bridge (23.8 miles), is one of two major transportation arteries linking St. Tammany Parish to New Orleans. The other is Interstate 10 from Slidell to New Orleans. St. Tammany Parish is served by three Interstate Highways, which intersect just north of Slidell; I-10, I-12, and I-59. I-59 is the major transportation artery linking New Orleans to Birmingham, Alabama and Chattanooga, Tennessee. Interstate 59 terminates/begins in Slidell, 30 miles east of the subject. I-10 is the major east-west transportation artery serving the southern most areas of the United States and extends from coast to coast. I-10 turns southward in Slidell and runs through New Orleans. Interstate 12 is a By-Pass interstate serving the north shore area of Lake Pontchartrain, and links Slidell and Baton Rouge, bypassing New Orleans. Other major Federal Highways include US 11, US 90, and US 190.

Lake Pontchartrain, a mammoth salt water lake, which excepting the Great Lakes, is the second largest inland lake in the United States. Shallow water barge potential in St. Tammany is abundant as the entire southern border fronts Lake Pontchartrain. The Inner Harbor Navigation Canal entering Lake Pontchartrain provides access to the Mississippi River, Intracoastal Waterway and the Mississippi River Gulf Outlet. New Orleans International Airport is 45 minutes away. All motor carrier terminals are within one or two hours driving time to any point in St. Tammany.

Convenient access to New Orleans, via Causeway Bridge, has spurred residential growth and created bedroom communities in the towns of Mandeville, Covington, Abita Springs, Chinchula, and Madisonville. These communities are located in the western half of St. Tammany Parish were the majority of residential growth has occurred.


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AREA ANALYSIS - ST. TAMMANY PARISH, LOUISIANA - (CONTINUED)                    8

ECONOMIC AND FINANCIAL FACTORS

St. Tammany Parish is one of the fastest growing parishes in the State of Louisiana, and the fastest growing in the New Orleans MSA. The Parish population in 1980 was 110,869, and increase of approximately 80% from 1970. In 1990, the population had increased to 144,508, or approximately 30%. The following table illustrates the comparative growth rates of the six parishes in the New Orleans MSA.

          =============================================================
          Parish                      1980          1990      % Change
          =============================================================
          Orleans                  557,917       496,938       (10.93%)

          Jefferson                454,592       448,306        (1.38%)

          St. Tammany              110,869       144,508        30.34%

          St. Bernard               64,097        66,631         3.95%

          St. Charles               37,259        42,437        13.9%

          St. John the Baptist      31,924        39,996        25.28%
          -------------------------------------------------------------
          MSA                    1,256,668     1,238,816        (1.42%)
          =============================================================

The population of the three major towns in St. Tammany Parish are shown in the following table.

          =============================================================
          TOWN                        1980          1990      % CHANGE
          =============================================================
          Slidell                   26,718        24,124         (9.7%)

          Covington                  7,892         7,691         (2.5%)

          Mandeville                 6,076         7,474         23.0%
          =============================================================

The following table shows the retail sales volume in St. Tammany Parish from 1991 through 1995.

          =============================================================
             YEAR                   RETAIL SALES            % CHANGE
          =============================================================
             1991                  $1,134,000,000                n/a

             1992                  $1,241,000,000               9.4%

             1993                  $1,416,000,000              14.1%

             1994                  $1,567,000,000               0.4%

             1995                  $1,523,000,000              -2.8%
          =============================================================

The median household income of St. Tammany Parish in 1990 was $30,656 which compares to the New Orleans area of $24,442 and the State at $21,949. Approximately 23% of the population has a bachelor's degree or better.


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AREA ANALYSIS - ST. TAMMANY PARISH, LOUISIANA - (CONTINUED)                    9

The following table gives the largest employers in St. Tammany Parish.

                 ==============================================
                 EMPLOYER                             EMPLOYEES
                 ==============================================
                 St. Tammany School Board                 3,207

                 St. Tammany Parish Hospital                680

                 Southeast Louisiana Hospital               630

                 Highland Park Medical Center               420

                 Wal-Mart                                   350

                 Sheriff's Department                       310

                 K-Mart                                     300

                 South Central Bell                         260

                 Trinity Marine Group                       180

                 Gilsbar, Inc.                              178

                 Delta Regional Primate Center              175

                 First Bank                                 155

                 CLECO                                      128

                 Zen-Noh                                    125
                 ==============================================

POLITICAL AND GOVERNMENTAL FACTORS

St. Tammany Parish is governed by a Police Jury, a group of 14 members elected by Districts for a four year term. Each Juror is elected from one of 14 single member districts and collectively through their meetings enact local ordinances for the unincorporated areas of the Parish. The Police Jury governs a geographic area similar to a county but differs in that there is a separation of authority with a separately elected sheriff, tax assessor, coroner, and clerk of court each having independent duties.

There is no state property tax in Louisiana, but local city and parish governments may levy property taxes on facilities, land and equipment inventory.

As St. Tammany's population has grown nearly 40% since 1980, centralized water and sewerage facilities in the unincorporated portion of the parish have struggled to keep pace with the abounding urban development. Depending on location, water and sewerage services may be provided by private utility company, public water or sewerage agency, subdivision association, or the individual home or business owner.

The St. Tammany Economic Development Foundation (STEDF) is a private, non-profit organization recognized as the economic development authority of the parish. In 1992, the STEDF joined with municipal, parish and state government officials to create a new public body, the St. Tammany Economic Development District. This public-private partnership allows the


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AREA ANALYSIS - ST. TAMMANY PARISH, LOUISIANA - (CONTINUED)                   10

parish more latitude to compete with economic development entities from other areas. The STEDF commissioned a study to identify specific targets for development. Four targeted enterprises are: office/administrative; wholesaling and distribution; light manufacturing; and service businesses. Four priority projects within those businesses are recommended by the report: a business park; a retiree/resort community; a conference center; and a business incubator. Researchers believe that St. Tammany can be the next major contender for office-based economic development because it has a highly skilled, educated work force.

The St. Tammany Parish Public School System has become the fastest growing school system in Louisiana. The school system in western St. Tammany consists of 21 schools, all of which provide the same basic core curriculum required by federal, state and local policies. The School System embarked on a major building program, with the passage of a $50.5 million capital improvements tax package in May, 1990. Since passage, approximately 170 of the planned 200 new classrooms have been completed.

SOCIOLOGICAL FACTORS

As evidenced by the population growth in St. Tammany Parish, the area has a reputation for good quality of life. The crime rate is one of the lowest in the State at 2.8% per 1,000 inhabitants.

St. Tammany has an abundance of medical facilities in western St. Tammany Parish. These include two full service general hospitals, four mental health hospitals, and numerous clinics, pharmacies, home health care agencies, and medical supply businesses. Additionally, there is a major medical research center operated by Tulane University, the Delta Regional Primate Research Center, where experiments are conducted on primates to discover and refine cures and treatments for a wide range of diseases and disorders. An estimated 2,700 people are employed in the health care industry in St. Tammany.

St. Tammany Parish also offers a wide variety of recreational activities and facilities. With two major parks, a vast expanse of rural highway, the rivers, bayous, and lake, the outdoor enthusiast has a wide array of resources from which to pursue their interest. Major sporting events and professional teams are conveniently located in New Orleans.

CONCLUSIONS

St. Tammany Parish is located on the north shore of Lake Pontchartrain, which separates the area from New Orleans. Convenient access to all the amenities of metropolitan living is provided via the Causeway Bridge, which is the longest over-water bridge in the United States.


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AREA ANALYSIS - ST. TAMMANY PARISH, LOUISIANA - (CONTINUED)                   11

The area's locational amenities have given rise to the fastest growing Parish in the State of Louisiana. The population is characterized as well educated and affluent. Median household income and average new home values are the highest in the State.

The areas desirability is increasing due to the pro-development activities of public and private efforts, and the many recreational and cultural facilities.

All of these factors have a positive influence on the subject property and enhance future prospects for continued success.


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                                                                              12

NEIGHBORHOOD ANALYSIS

The term neighborhood is defined in "The Appraisal of Real Estate" 10th Ed. at page 172 as "a group of complementary land uses." The four basic factors which must be considered in analyzing a neighborhood or district, as in an area analysis are:

     Physical and Locational Factors
     Economic and Financial Factor
     Political and Governmental Factors
     Sociological Factors

PHYSICAL AND LOCATIONAL FACTORS

The subject property is located in Mandeville, Louisiana, at the northeast corner of Causeway Boulevard and the East Causeway Approach Road. The subject's neighborhood is defined as the town of Mandeville and the surrounding area. The neighborhood is bounded on the south by Lake Pontchartrain, on the north by the Abita River, on the east by Fontainbleau State Park and on the west by State Highway 21. These boundaries roughly encompass a five mile ring around the subject property. A large percentage of the labor force within this area commute to New Orleans via the Causeway Bridge. The subject property is highly visible and has good access for commuter traffic as well as destination shoppers within the neighborhood.

Causeway Boulevard/US Highway 190, a four lane divided highway, is the major north/south traffic artery serving the neighborhood. Interstate 12 is the primary artery serving the north shore area of the parish. I-12 is approximately
3.5 north of the subject property. US Highway 190 links Slidell, east of the subject, to Mandeville where it turns northward on to Covington. Causeway Boulevard is the primary commercial strip in the neighborhood. The remainder of the area is primarily residential.

The topography of the neighborhood is mostly flat. Much of the property fronting major traffic arteries zoned for commercial use is 2 to 5 feet below street grade as most roads were somewhat elevated during construction to avoid excessive flooding problems. Although most of the lake frontage is located in FEMA flood hazard zone, this has had little impact on residential development which mostly fronts the lake. There are many high valued homes along the lake.

As indicated in the Area Analysis, western St. Tammany Parish, which includes the subject neighborhood is the fastest growing parish in the New Orleans MSA, and one of the fastest in the state. There are many new residential subdivisions being developed along State Highway 59 both north and south of I-12. Highway 59 is east of the subject and runs parallel to Causeway Boulevard/US 190. Highway 59 intersects with the East Approach Road approximately one and one half miles east of the subject. The majority of the residence living on Highway 59 use the East Approach Road for access to the Causeway Bridge and pass the subject property going and coming to work.


                                                        H.J. Porter & Associates

NEIGHBORHOOD ANALYSIS - (CONTINUED)                                           13

Another new pocket of residential development is occurring west of Causeway Boulevard and east of Tchefuncta River. Likewise, local residence working in New Orleans pass the subject property.

Utilities are generally available for most commercial and residential development in the subject neighborhood. Rural and isolated areas outside of the neighborhood generally lack sanitary sewer.

ECONOMIC AND FINANCIAL FACTORS

The subject neighborhood is a rapidly growing residential and commercial area characterized by well educated and affluent people. Based on a demographic study conducted by Urban Decision Systems, Inc. the 1995 population was estimated at 35,317 and projected to increase to 44,001 by the year 2000, an average annual increase of 4.9%. The following table highlights the demographic characteristic of the population in a five mile concentric circle around the subject property. It is important to note that almost one half of this area is Lake Pontchartrain.

================================================================================
                                FIVE MILE CIRCLE
================================================================================
Demographic Characteristic       1990 Census    1995 Estimate    2000 Projection
--------------------------------------------------------------------------------
Population                            26,558           35,327             44,001

Households                             9,185           12,250             15,268

Per Capita Income                    $17,644          $20,612            $23,973

Median HH Income                     $39,510          $41,480            $47,367

Average HH Income                    $51,016          $59,300            $68,922

Median Age                              32.2             32.7               33.4
================================================================================

From 1990 to 1995 the population increased 33% or 6.6% per year. The population is projected to increase 24.6% over the next five years. Median and Average Household Incomes in the subject neighborhood are substantially higher than the remainder of the parish and that of the state. By comparison, the 1990 Median Household Income in the neighborhood was $39,510, St. Tammany Parish $30,656, and the State of Louisiana $21,949.

The intersection of Causeway Boulevard and US Highway 190 has a concentration of retail shopping facilities, which include Northlake Shopping Center, Pontchartrain Square, Delchamps Plaza, and Pinetree Plaza. In 1995, Walgreen Drugs completed construction of a 13,500 square free standing drug store adjacent to the new Post Office. In 1994 Delchamps purchased a large tract of land on US Highway 190 and had planned to build a community shopping center which was to include a 62,000 square foot Delchamps, a 30,000 square foot Campo Appliance, another 30,000 anchor store and 18,000 square feet of local shop space. These plans were canceled in 1995 due to Delchamps financial instability. The site is currently listed for sale.


                                                        H.J. Porter & Associates

NEIGHBORHOOD ANALYSIS - (CONTINUED)                                           14

Approximately one mile north of 1-12 on US Highway 190 is another pocket of retail development. Holiday Square is a strip shopping center located adjacent to the recently vacated free standing Wal-Mart store. Wal-Mart relocated to a newly constructed Supercenter, and their old store was reconfigured and leased to three large tenants; Office Depot, Books-A-Million, and Kirshman's Furniture Store. On the east side of US Highway 190 is an unanchored center called Hollycrest which contains a mixture of retail and office space.

Approximately .25 miles north of Holiday Square and Hollycrest a new retail and commercial subdivision called St. Tammany Oaks is being developed. Sites have been sold and developed by Wal-Mart, Albertson's Grocery, and Home Depot. The potential total build out after all sites are sold and developed will be approximately 400,000 square feet.

In addition to the subject's location on the East Approach Road, there is neighborhood shopping center called Mandeville Square which is anchored by A & P Future Store. This center also has access and frontage on US Highway 190. Other commercial developments along Causeway Boulevard/US Highway 190 include typical small free standing retail stores, professional office buildings, and road service facilities.

The following table list the competing shopping centers in the subject neighborhood, and shows the name of the center, size, year built, anchor tenant, local shop space rent, and local shop space occupancy rate.

================================================================================
NAME                    SIZE     YR. BLT.   ANCHOR        SHOP RENT    SHOP OCC.
================================================================================
Mandeville MP         77,786      1988      Winn-Dixie    $12 - $14      100%

Mandeville Sq         70,112      1986      A & P         $10 - $11      100%

Northlake SC         167,429      1982      Multiple      $9 - $10       100%

Pontchartrain Sq      42,550      1983      (*)K-Mart     $4 - $7        100%

Delchamps             42,846      1983      Delchamps     $8 - $9        100%

Pinetree Plaza        36,150      1987      None          $8 - $12       100%

Holiday Sq            88,618      1985      Multiple      $8 - $12       100%

Hollycrest SC         50,640      1986      None          $8              95%

St. Tammany Plz      111,221    1984/90     Delchamps     $8 - $11       100%

Total/Averages       679,622      1985                    $8 - $11      99.6%
--------------------------------------------------------------------------------
(*) Pontchartrain Square was also anchored by Walgreen's Drugs who recently relocated to a new free standing store.
================================================================================

As indicated by the above list of competing properties, the subject neighborhood is experiencing a shortage of retail space. Three new unanchored strip centers were constructed in 1996/1997 to help meet the growing demand for small shop space. Adjacent to the subject property, a 17,000 square foot strip center called the Arbor was built and rents for $12.50 to $13.00 per square foot range. The second development is called The Village which will be a mix of small retail and professional office space with a total of 48,000 square feet. It is located on US Highway 190 across from the new Walgreen Drugstore. Asking rents in this center are $12.50


                                                        H.J. Porter & Associates

NEIGHBORHOOD ANALYSIS - (CONTINUED)                                           15

to $14.00 per square foot. The third project is just north on US 190 next to Ponchatrane Square. It contains 50,000 square feet of unanchored shop space and be called Sunshine Plaza. The Arbor is 95% leased, and The Village and Sunshine Plaza are approximately 60% leased. It is estimated that the new retail space coming on line will not have a negative effect on the subject property due to growing demand, the subject's excellent location, quality of improvements, anchor tenant, and small amount of shop space.

POLITICAL AND GOVERNMENTAL FACTORS

A substantial portion of the subject neighborhood is located in the town limits of Mandeville with the remaining portion in the unincorporated area of St. Tammany Parish. As the primary focus of the Area Analysis was concerned with St. Tammany Parish, the focus of the neighborhood analysis is on Mandeville.

Mandeville is governed by a Mayor/Council form of government. The town has a planning and zoning board that regulates local land use. The local government is pro-development but within strict zoning and land use regulations. Their goal is to assist orderly growth while maintaining uniform land use characteristics and high quality of life.

The Planning Commission recently adopted a Long Range Land Use Plan. Zoning and land use in Mandeville is typical of many small communities and include commercial uses along major traffic corridors and residential development in between. There is very little industrial development in Mandeville.

SOCIOLOGICAL FACTORS

The sociological factors outlined in the Area Analysis are consistent with those in Mandeville. There are numerous recreational, cultural, medical, educational and consumer service facilities in the neighborhood. Lake Pontchartrain provides an ideal setting for relaxed living.

CONCLUSIONS

The subject neighborhood is a microcosm of western St. Tammany Parish. This area is characterized as a growing bedroom community of New Orleans. The retail market is very strong in the neighborhood as illustrated by the 100% occupancy for local shop space. The newly completed retail facilities will help satisfy current excess demand for retail space. However, projected population growth indicates additional space will be in demand by the year 2000. These factors all have a positive effect on the continued success of the subject property.


                                                        H.J. Porter & Associates

                                [GRAPHIC OMITTED]
                                     [MAP]

                             MANDEVILLE MARKETPLACE
                              MANDEVILLE LOUISIANA

                                                                              16
SITE ANALYSIS

The subject property is located at the northeast corner of Causeway Boulevard and East Approach Road, in Mandeville, Louisiana. A Site Plan of the subject property is located on the facing page. The individual site characteristics are as follows:

Size:                             7.081 Acres/ 308,448 Sq.Ft.

Shape:                            Irregular

Street Frontage:                  520 feet on North Causeway Boulevard
                                  313.34 feet on Northlake Parkway North
                                  496.68 feet on East Approach Road

Curbcuts:                         Total of 4; 2 on Causeway Boulevard, 1
                                  on East Approach Road, and 2 on
                                  Northlake Parkway North.

Excess Land:                      None

Topography:                       Level

Drainage/Flood                    Hazard: Drainage is adequate.
                                  According to the FEMA Flood
                                  Insurance Rate Map, Community Panel
                                  # 220202 0001 effective April 4,
                                  1983, the subject property is not
                                  located in a flood hazard zone.

Utilities:                        All utilities are available

Site Improvement:                 Site improvements include approximately
                                  190,000 square feet of concrete paving,
                                  950 linear feet of concrete curbing,
                                  2,534 square feet of masonry/brick
                                  privacy wall, and 450 linear feet of
                                  wood privacy fence.


                                                        H.J. Porter & Associates

                               SUBJECT PHOTOGRAPHS

                                [GRAPHIC OMITTED]
                                  [PHOTOGRAPH]

1.   Front view of Winn Dixie

2.   Front view of Winn Dixie

3.   Front view of FNBC & Drive thru

4.   FNBC ATM

5.   FNBC exit to Northlake Parkway

6.   Retail shops

7.   Rear side of Winn Dixie

8.   Causeway Boulevard, south

9.   Causeway Boulevard, north

10.  East Approach Road, west

11.  East Approach Road, east

                               SUBJECT PHOTOGRAPHS

                               [GRAPHICS OMITTED]
                                  [PHOTOGRAPH]

1.   Front view of Winn Dixie

2.   Front view of Winn Dixie

3.   Front view of FNBC & Drive thru

4.   FNBC ATM

5.   FNBC exit to Northlake Parkway

6.   Retail shops

7.   Rear side of Winn Dixie

8.   Causeway Boulevard, south

9.   Causeway Boulevard, north

10.  East Approach Road, west

11.  East Approach Road, east

                               SUBJECT PHOTOGRAPHS

                               [GRAPHICS OMITTED]
                                  [PHOTOGRAPH]

1.   Front view of Winn Dixie

2.   Front view of Winn Dixie

3.   Front view of FNBC & Drive thru

4.   FNBC ATM

5.   FNBC exit to Northlake Parkway

6.   Retail shops

7.   Rear side of Winn Dixie

8.   Causeway Boulevard, south

9.   Causeway Boulevard, north

10.  East Approach Road, west

11.  East Approach Road, east

                               SUBJECT PHOTOGRAPHS

                               [GRAPHICS OMITTED]
                                  [PHOTOGRAPH]

1.   Front view of Winn Dixie

2.   Front view of Winn Dixie

3.   Front view of FNBC & Drive thru

4.   FNBC ATM

5.   FNBC exit to Northlake Parkway

6.   Retail shops

7.   Rear side of Winn Dixie

8.   Causeway Boulevard, south

9.   Causeway Boulevard, north

10.  East Approach Road, west

11.  East Approach Road, east

                               SUBJECT PHOTOGRAPHS

                               [GRAPHICS OMITTED]
                                  [PHOTOGRAPH]

1.   Front view of Winn Dixie

2.   Front view of Winn Dixie

3.   Front view of FNBC & Drive thru

4.   FNBC ATM

S.   FNBC exit to Northlake Parkway

6.   Retail shops

7.   Rear side of Winn Dixie

8.   Causeway Boulevard, south

9.   Causeway Boulevard, north

10.  East Approach Road, west

11.  East Approach Road, east

                               SUBJECT PHOTOGRAPHS

                               [GRAPHICS OMITTED]
                                  [PHOTOGRAPH]

1.   Front view of Winn Dixie

2.   Front view of Winn Dixie

3.   Front view of FNBC & Drive thru

4.   FNBC ATM

5.   FNBC exit to Northlake Parkway

6.   Retail shops

7.   Rear side of Winn Dixie

8.   Causeway Boulevard, south

9.   Causeway Boulevard, north

10.  East Approach Road, west

11.  East Approach Road, east

                               SUBJECT PHOTOGRAPHS

                               [GRAPHICS OMITTED]
                                  [PHOTOGRAPH]

1.   Front view of Winn Dixie

2.   Front view of Winn Dixie

3.   Front view of FNBC & Drive thru

4.   FNBC ATM

5.   FNBC exit to Northlake Parkway

6.   Retail shops

7.   Rear side of Winn Dixie

8.   Causeway Boulevard, south

9.   Causeway Boulevard, north

10.  East Approach Road, west

11.  East Approach Road, east

                               SUBJECT PHOTOGRAPHS

                               [GRAPHICS OMITTED]
                                  [PHOTOGRAPH]

1.   Front view of Winn Dixie

2.   Front view of Winn Dixie

3.   Front view of FNBC & Drive thru

4.   FNBC ATM

5.   FNBC exit to Northlake Parkway

6.   Retail shops

7.   Rear side of Winn Dixie

8.   Causeway Boulevard, south

9.   Causeway Boulevard, north

10.  East Approach Road, west

11.  East Approach Road, east

                               SUBJECT PHOTOGRAPHS

                               [GRAPHICS OMITTED]
                                  [PHOTOGRAPH]

1.   Front view of Winn Dixie

2.   Front view of Winn Dixie

3.   Front view of FNBC & Drive thru

4.   FNBC ATM

5.   FNBC exit to Northlake Parkway

6.   Retail shops

7.   Rear side of Winn Dixie

8.   Causeway Boulevard, south

9.   Causeway Boulevard, north

10.  East Approach Road, west

11.  East Approach Road, east

                               SUBJECT PHOTOGRAPHS

                               [GRAPHICS OMITTED]
                                  [PHOTOGRAPH]

1.   Front view of Winn Dixie

2.   Front view of Winn Dixie

3.   Front view of FNBC & Drive thru

4.   FNBC ATM

5.   FNBC exit to Northlake Parkway

6.   Retail shops

7.   Rear side of Winn Dixie

8.   Causeway Boulevard, south

9.   Causeway Boulevard, north

10.  East Approach Road, west

11.  East Approach Road, east

                               SUBJECT PHOTOGRAPHS

                               [GRAPHICS OMITTED]
                                  [PHOTOGRAPH]

1.   Front view of Winn Dixie

2.   Front view of Winn Dixie

3.   Front view of FNBC & Drive thru

4.   FNBC ATM

5.   FNBC exit to Northlake Parkway

6.   Retail shops

7.   Rear side of Winn Dixie

8.   Causeway Boulevard, south

9.   Causeway Boulevard, north

10.  East Approach Road, west

11.  East Approach Road, east

DESCRIPTION OF SUBJECT IMPROVEMENTS

The subject improvements were originally built and occupied in 1988. The center was expanded in 1997 and currently has 87,079 square feet of GBA and 77,786 square feet of NRA. Winn-Dixie occupies 53,986 square feet, and First National Bank 12,800 square feet with a 6 car Drive-thru canopy containing 4,148 sq. ft. and an ATM Drive-thru canopy containing 520 square feet. Non-anchor tenant space includes 8,500 square feet of retail space on the west side of Winn-Dixie facing Causeway Boulevard

The building is 9 years old and considered to be in good condition with an estimated effective age of 5 years. The improvements are efficient in size and design and maximize the site's potential.

Based on the inspection notes, basic construction detail includes:

Roof: Built up tar and gravel over rigid insulation on metal decking. Steel truss support system.

Walls: Concrete block and brick veneer over concrete block on the fronts and sides. Concrete block at rear. Partition walls between tenant spaces are sheetrock on metal studs.

Doors: Anodized aluminum store front doors. Interior rest room doors hollow core wood.

Windows: Anodized bronze aluminum store fronts with single glazing.

Floors: Reinforced 4" concrete slab with resilient tile cover in Winn-Dixie, and high quality commercial grade carpet in the bank and all non-anchor tenant space except the cleaners.

Insulation:              Rigid insulation in built-up roof system.

Ceilings:                Suspended lay-in acoustic tile with recessed
                         fluorescent light fixtures.

HVAC: Individual roof mounted electric central heating and cooling for each unit. Make unknown.

Plumbing:                One or two-two fixture restrooms in each shop
                         space.


                                                        H.J. Porter & Associates

DESCRIPTION OF SUBJECT IMPROVEMENTS - (CONTINUED)                             18

Sprinkler:               The entire shopping center is equipped with a wet
                         bulb line system.

Miscellaneous:           571 linear feet of 11 foot wide covered concrete
                         walkways along building fronts. Approximately 390 linear feet of brick and block privacy wall which is 6.5 feet high, and 450 linear feet of and 8 foot high vertical wood privacy fence. Approximately
                         190,000 square feet of concrete paved parking for 332 cars (4.6 per 1000 sq.ft.) and truck loading.


                                                        H.J. Porter & Associates

                                                                              19
HIGHEST AND BEST USE

Highest and best Use is defined in the Dictionary of Real Estate Appraisal, 3rd edition, page 171, as:

     "The reasonably probable and legal use of vacant land or an improved property, which is physically possible, appropriately supported, financially feasible, and that results in the highest value. The four criteria the highest and best use must meet are legal permissibility, physical possibility, financial feasibility, and maximum profitability."

Based on this definition, consideration must be given to both the subject land site as if vacant, and the total property as improved.

HIGHEST & BEST USE - AS IF VACANT

PHYSICALLY POSSIBLE - The subject's land size of 7.081 acres would support an office complex, a neighborhood shopping center, apartment complex, government/institutional complex, industrial complex, or a combination of these uses. The site has sufficient area to allow these uses and provide sufficient area for parking. Utility and traffic infrastructure are of sufficient size and quality to support any of the uses noted. The subject property is located at the intersection of major traffic arteries, and has good access and visibility for passing motorist.

LEGALLY PERMISSIBLE - The subject's zoning of B-2, Highway Business District, does not restrict commercial development of the subject site. Except for residential and industrial uses, any of the physically possible uses are permitted under the B-2 zoning ordinance.

FINANCIALLY FEASIBLE - There is currently insufficient demand for office space in a complex large enough to maximize return on the land investment. Land values for sites with similar locational qualities and zoning are prohibitive for development of government facilities. Likewise, there is little demand for such space. As outlined in the Area and Neighborhood Analysis, competing retail shopping centers are experiencing extremely high occupancy rates which have resulted from a growing and thriving economy. Growing demand for additional retail space is being supplied currently by three newly constructed facilities. Most retail centers in the area are located at the intersection on heavily travelled streets, such as the subject.

It would appear therefore, that the optimum use of the subject site would be for retail purposes.

MAXIMALLY PRODUCTIVE - The maximally productive use of the subject property is a function of the development potential of the site. The building to land ratio for most neighborhood shopping centers will range from 20% to 30%. Based on building to land ratio, maximally productive and highest and best use of the subject property, as if vacant, is for development of a neighborhood shopping ranging in size from 61,690 to 92,535 square feet with a typical size of 77,100 square feet of net rentable area.


                                                        H.J. Porter & Associates

HIGHEST AND BEST USE - (CONTINUED)                                            20

HIGHEST & BEST USE - AS IMPROVED

The current use of the subject site for a neighborhood shopping center and parking appears to be consistent with highest and best use as if vacant. Next, focus shifts to the adequacy of the improvements for maximizing return.

PHYSICALLY POSSIBLE - The existing building is well located on the subject site with parking conveniently located near the retail shops. The existing building's contribution to total value is substantial and appears to provide the highest return to the land. The quantity and quality of the improvements or total size and design of the building appears to be consistent with highest and best use.

LEGALLY PERMISSIBLE - The improvements, including expansion, in place on the subject property are consistent with the zoning restrictions.

FINANCIALLY FEASIBLE - No items were noted which would necessitate renovation or improvement to command a higher rental rate.

MAXIMALLY PRODUCTIVE - the subject's existing improvements appear to be consistent with the highest and best use of the subject site as if vacant. Based on this analysis, the subject 77,786 square foot (NRA) neighborhood shopping center is considered to be the highest and best use of the property, as improved.


                                                        H.J. Porter & Associates

                                                                              21
THE APPRAISAL PROCESS

The appraisal process is a procedure for estimating the market value of real property. This process involves gathering all pertinent information available from the market which may influence the value of the subject property. This data is then utilized in forming an estimate of value based upon the three generally accepted approaches to value. These three approaches are the Cost Approach, the Income Approach, and the Direct Sales Comparison Approach.

COST APPROACH

The Cost Approach is defined as that approach in appraisal analysis which is based upon the proposition that an informed purchaser would pay no more than the cost of producing a substitute property with the same utility as the subject property. It is assumed that the potential purchaser considers producing a substitute property with the same utility as the property being appraised. This analysis involves the cost to buyer of producing an exact replica of the subject property, in the same location and condition as the subject property, as of the effective date of the appraisal.

The application of the Cost Approach involves the following steps:

1. Estimating value of the site as if vacant and available to be put to its highest and best use.

2.   Estimating the reproduction cost new of the improvements.

3.   Estimating all elements of accrued depreciation.

4. Subtracting the total accrued depreciation from the reproduction cost new of the improvements (resulting in an estimate of the present worth of the improvements).

5. Adding the present worth of all the improvements (including site improvements) to the estimated site value.

6.   Rounding the figure to an appropriate indication of value.

The major limitations of the Cost Approach is its reliance upon an estimation of accrued depreciation. Generally, the older the property and the higher the estimate of accrued depreciation, the less reliable becomes the value indication from this approach. This is particularly critical in the valuation of older properties that normally incur greater amounts of depreciation. The Cost Approach is particularly appropriate when the property being appraised involves relatively new improvements which represent the highest and best use of the site or when the improvements are relatively unique or specialized and there is limited or a total lack of comparable properties which have sold recently.


                                                        H.J. Porter & Associates

THE APPRAISAL PROCESS - (CONTINUED)                                           22

INCOME ANALYSIS

The Income Analysis is defined as that procedure in appraisal analysis which converts anticipated benefits (dollar income or amenities) to be derived from the ownership of property into a value estimate. Anticipated future income and/or reversions are discounted to a present-worth figure through the capitalization process.

This analysis requires an estimate of market rent based upon comparable rent of leased properties. This rental estimate is a gross amount and all expenses to real estate are deducted. These expenses include vacancy and rent loss which, when subtracted from the gross income, produces the effective gross income. Other expenses include real estate taxes, management cost, insurance cost, and maintenance expense. If applicable, a reduction would also be made for services and utilities. All expense estimates are obtained from the market by comparison to similar structures.

After all expenses have been subtracted from the gross income, the resulting figure is the net operating income, which will be capitalized into value. The capitalization rate is derived from actual sales that have occurred in the market place. The sales are analyzed in order to estimate the net operating income of the property. After the net operating income is estimated, it is divided by the sales price to provide an indication of the overall capitalization rate. Capitalization rates can also be built up from the market factors considered most applicable to income-producing properties. After the net operating income and the capitalization rate are estimated, the net income is then capitalized into a value indication by the applicable capitalization technique.

DIRECT SALES COMPARISON APPROACH

The Direct Sales Comparison Approach is defined as that approach in an appraisal analysis which is based upon the proposition that an informed purchaser would pay no more for the property than the cost to him of acquiring an existing property with the same utility. Presumably, the potential purchaser considers the alternatives that are available to him and then makes a rational decision based upon the information he has about those alternatives that are available to him and then makes a rational decision based upon the information he has about those alternatives.

The application of the Direct Sales Comparison Approach involves selecting a number of competitive properties which have recently sold on the market. The information derived from this section is analyzed through an adjustment process which develops indications of what the competitive properties would have sold for if they possessed all the important characteristics of the subject property. These indications fall into a pattern surrounding one figure which, when appropriately rounded, is an indication of the market value of the subject property as of the date of the appraisal.


                                                        H.J. Porter & Associates

THE APPRAISAL PROCESS - (CONTINUED)                                           23

The reliability of this approach is dependent upon the availability and verification of the comparable sales data. The degree of comparability between the competitive properties and the subject, and the absence of non-typical conditions affecting the sales price of those properties are also important items that are considered. Therefore, this approach is particularly applicable when an active market provides sufficient quantities of reliable data which can be verified from authoritative sources.

RECONCILIATION ANALYSIS

The reconciliation analysis is an evaluation process where the appraiser carefully evaluates value indications from each of the three approaches. The reliability of each approach to the present appraisal problem is examined and weight is given to the accuracy, reliability, quantity of data available for use in each approach, and the approach in which the market participant typically has the greatest confidence.


                                                        H.J. Porter & Associates

                               [GRAPHICS OMITTED]
                                     [MAP]


                              COMPARABLE LAND SALES

                                                                              24
LAND VALUE - DIRECT COMPARISON

To estimate value for the subject site as if vacant, a comparison is made between the subject property and recent sales of similar retail sites in the subject market.

Sales considered include:

Sale #1
Address/Location:                     U.S. Highway 190
                                      Mandeville, LA
Vendor:                               Roman Catholic Church of the Archdiocese
                                      of New Orleans
Vendee:                               Delchamps, Inc.
Sale Date:                            09/27/1994
Sale Price:                           $4,700,000
Cash Equiv Price:                     $4,700,000
Terms:                                Cash to seller
Recorded:                             Instrument # 923539; St. Tammany Parish
Rights Conveyed:                      Fee simple title
Land Size:                            21.9 Acres;     953,964 Square Feet
Zoning:                               B-2, Highway Business District
Highest & Best Use:                   Commercial
Use At Sale:                          Vacant
Topo/Drainage:                        Level/Adequate
Access/Visibility:                    Good/Good
Utilities:                            All available
Remarks:                              This site was originally proposed for
                                      development of a Delchamps anchored
                                      shopping center, but is still vacant.

Indicators of Value:                  Price Per Acre:       $214,612
                                      Price Per Sq.Ft.:        $4.93


                                                        H.J. Porter & Associates

LAND VALUE - DIRECT COMPARISON (CONTINUED)                                    25

Sale #2
Address/Location:                     U.S. Highway 190
                                      St. Tammany Parish, Louisiana
Vendor:                               St. Tammany Oaks, L.L.C.
Vendee:                               Albertson's, Inc.
Sale Date:                            03/31/1995
Sale Price:                           $2,026,887
Cash Equiv Price:                     $2,026,887
Terms:                                Cash to seller
Recorded:                             Instrument # 943893; St. Tammany Parish
Rights Conveyed:                      Fee simple title
Land Size:                            5.7028 Acres;   248,414 Square Feet
Zoning:                               C-2, Highway Commercial District
Highest & Best Use:                   Commercial
Use At Sale:                          Vacant
Topo/Drainage:                        Level/Adequate
Access/Visibility:                    Good/Good
Utilities:                            All available
Remarks:                              This site has been developed with a free
                                      standing Albertson's Supermarket. This
                                      site is part of a large retail
                                      development which includes a new Wal
                                      Mart Superstore and Home Depot.

Indicators of Value:                  PRICE PER ACRE:       $355,420
                                      PRICE PER SQ.FT.:        $8.16


                                                        H.J. Porter & Associates

LAND VALUE - DIRECT COMPARISON (CONTINUED)                                    26

Sale #3
Address/Location:                     U.S. Highway 190
                                      St. Tammany Parish, Louisiana
Vendor:                               St. Tammany Oaks, L.L.C.
Vendee:                               Home Depot U.S.A., Inc.
Sale Date:                            03/31/1995
Sale Price:                           $2,990,000
Cash Equiv Price:                     $2,990,000
Terms:                                Cash to seller
Recorded:                             Instrument # 943892; St. Tammany Parish
Rights Conveyed:                      Fee simple title
Land Size:                            11.2408 Acres;  489,649 Square Feet
Zoning:                               C-2, Highway Commercial District
Highest & Best Use:                   Commercial
Use At Sale:                          Vacant
Topo/Drainage:                        Level/Adequate
Access/Visibility:                    Good/Good
Utilities:                            All available
Remarks:                              This site has been developed with a free
                                      standing Home Depot Store. The site is
                                      part of a large retail development
                                      which includes a Wal Mart Superstore
                                      and Albertson's Supermarket.

Indicators of Value:                  PRICE PER ACRE:       $265,995
                                      PRICE PER SQ. FT.:       $6.11


                                                        H.J. Porter & Associates

LAND VALUE - DIRECT COMPARISON (CONTINUED)                                    27

Sale #4
Address/Location:                     U.S. Highway 190
                                      St. Tammany Parish, Louisiana
Vendor:                               Gia Maione Prima
Vendee:                               Wal Mart Stores, Inc.
Sale Date:                            09/15/1994
Sale Price:                           $4,258,610
Cash Equiv Price:                     $4,259,610
Terms:                                Cash to seller
Recorded:                             Instrument # 922195; St. Tammany Parish
Rights Conveyed:                      Fee simple title
Land Size:                            26.987 Acres;   1,175,554 Square Feet
Zoning:                               C-2, Highway Commercial District
Highest & Best Use:                   Commercial
Use At Sale:                          Vacant
Topo/Drainage:                        Level/Adequate
Access/Visibility:                    Good/Good
Utilities:                            All available
Remarks:                              Site has been developed with a free
                                      standing Wal Mart Superstore. The site
                                      is part of a large retail development
                                      which includes a new Albertson's
                                      Supermarket and Home Depot.

Indicators of Value:                  Price Per Acre:       $157,839
                                      Price Per Sq. Ft.:       $3.62


                                                        H.J. Porter & Associates

LAND VALUE - DIRECT COMPARISON (CONTINUED)                                    28

The land sales detailed above are compared and adjusted to the subject for notable differences. These adjustments are made in the adjustment grid below.

====================================================================================================================================
                                                     LAND SALES COMPARISON GRID
====================================================================================================================================
Comp. Number                             Subject                     #1                 #2                  #3                   #4
Vendee:                                                      Delchamp's        Albertson's          Home Depot             Wal-Mart
Location                                 Causeway Blvd.          US 190             US 190              US 190               US 190
                                         Mandeville          Mandeville        St. Tammany         St. Tammany          St. Tammany
------------------------------------------------------------------------------------------------------------------------------------
Cash Eq. Price                           SEE BELOW           $4,700,000         $2,026,888          $2,990,000           $4,259,610
Date of Sale                             08/18/97              09/27/94           03/31/95            03/31/95             09/15/94
Land Size                 Acres          7.081                    21.90             5.7028             11.2408                26.99
                          Sq. Ft.        308,448                953,964            248,414             489,649            1,175,554
====================================================================================================================================
Unadj.$/Acres                                                  $214,612           $355,420            $265,995             $157,839
Unadj.$/Sq. Ft.                                                   $4.93              $8.16               $6.11                $3.62
====================================================================================================================================
ADJUSTMENTS                                                          #1                 #2                  #3                   #4
Conditions of Sale                                               Normal             Normal              Normal               Normal
Net Adjustment                                                       $0                 $0                  $0                   $0
Market Conditions                                                   14%                12%                 12%                  15%
(Time) @                  5%             /year
====================================================================================================================================
Preliminary Adj. Price                                       $5,379,890         $2,268,726          $3,346,752           $4,882,797
====================================================================================================================================
PHYSICAL DIFFERENCES                                                 #1                 #2                  #3                   #4
                          Location                                 1.00               1.10                1.10                 1.10
------------------------------------------------------------------------------------------------------------------------------------
Subtotal-Physical                                                  1.00               1.10                1.10                 1.10
====================================================================================================================================
Preliminary Adjusted Price                                   $5,379,890         $2,495,599          $3,681,427           $5,371,076
  Price/Acres                                                  $245,657           $437,609            $327,506             $199,025
  Price/Sq. Ft.                                                   $5.64             $10.05               $7.52                $4.57
====================================================================================================================================
                          Size                                     1.69               0.90                1.24                 1.86
====================================================================================================================================
Final Adjusted Price                                         $9,092,014         $2,246,039          $4,564,969           $9,990,201
  Price/Acres                                                  $415,160           $393,848            $406,107             $370,186
  Price/Sq. Ft.                                                   $9.53              $9.04               $9.32                $8.50
====================================================================================================================================

The comparable sales listed above were adjusted to the subject for:

Time: Considers an increase in value of 5 % per year over the past three years. This is based on general trends as there were no sale-resales found with which to compare.


                                                        H.J. Porter & Associates

LAND VALUE - DIRECT COMPARISON (CONTINUED)                                    29

Location:   The subject is superior to Sales 2, 3, and 4, which are part of a commercial subdivision called St. Tammany Oaks. Sales 2 and 3, which have been developed with an Albertson's supermarket, and Home Depot, respectively, have no direct highway frontage. Sale 4 is has been developed with a Wal- Mart Supercenter.

Size: After all other adjustment, the Preliminary Adjusted Price of the land sales were compared and adjusted to the subject for size differences. The adjustments are based on the Dilmore Size Adjustment Computer Program.

The above sales, after adjustment, indicate a range of value from $370,186 to $415,160 per acre, with a mean adjusted price of $396,325 per acre. The subject is most comparable to Sale 1 in location and Sales 2 and 3 in size. Based on these adjusted sales, the subject land site, as if vacant, will be valued as:

  7.081 Acres     @         $395,000      =      $2,796,995

                            Rounded              $2,800,000


                                                        H.J. Porter & Associates

                                                                              30
COST APPROACH TO VALUE

The cost factors used are from the Marshall Valuation Service, a national cost service indexed to the Mandeville, Louisiana market and found to be reliable and consistent with costs incurred by builders within the area. The cost factors from this cost service are inclusive of architect/engineering fees, construction period interest, contractors overhead and profit, and normal site prep costs. Excluded are site improvements such as paving, landscaping, etc., land costs, and indirect costs such as developers profit and permanent loan fees. Calculations of total building reproduction costs are:

================================================================================
                            VALUATION - COST APPROACH
================================================================================
DIRECT COST

Estimated Replacement Cost New - [MARKET]
     Excellent Market Class "C" -Sec. 13 Page 19
     Base Cost                                  $69.26
     Sprinkler                                   $2.07
                                                ------
     Total Base Cost                            $71.33
     Area/Perimeter Adjust.        x              0.83
     Adjust to Current Cost        x              1.05
     Adjust Local Conditions       x              0.90
                                                ------
Gr.Bldg Area        53,986 S.F.    x            $55.95 per S.F. =     $3,020,517
Estimated Replacement Cost New - [BRANCH BANK]
     Good to Excellent, Class "C" -Sec.15 Page 21
     Base Cost                                 $142.07
     Sprinkler                                   $2.25
                                               -------
     Total Base Cost                           $144.32
     Area/Perimeter Adjust.        x              0.95
     Adjust to Current Cost        x              1.02
     Adjust Local Conditions       x              0.90
                                               -------
Gr.Bldg Area        12,800 S.F.    x            $125.86 per S.F. =    $1,611,008
Drive-thru Canopy @              50% of Base Cost
                     4,148 S.F.    x             $62.93 per S.F. =      $261,034
ATM Drive-thru @                 20% of Base Cost
                       520 S.F.    x             $25.17 per S.F. =       $13,088
Total Bank Cost New                                                   $1,885,130
Estimated Replacement Cost New - [NEIGHBORHOOD SHOPPING CENTER]
     Average Neighborhood Class "C" -Sec.13 Page 27
     Base Cost                                  $46.08
     Sprinkler                                   $2.07
                                                ------
     Total Base Cost                            $48.15
     Area/Perimeter Adjust.        x              1.01
     Adjust to Current Cost        x              1.05
     Adjust Local Conditions       x              0.90
                                                ------
Gr.Bldg Area         8,500 S.F.    x            $45.96 per S.F. =       $390,660

Building Canopy                  50% of Base Cost
                     6,645 S.F.    x            $22.98 per S.F. =       $152,702
Total Shop Space and Canopy Cost                                        $543,362
================================================================================
Total Replacement Cost New - Structures:                              $5,449,009
================================================================================


                                                        H.J. Porter & Associates

COST APPROACH TO VALUE - (CONTINUED)                                          31

INDIRECT COST

Indirect costs including developer's profit and permanent loan fees are added to the subject's direct cost to estimate the total value of the subject property via the Cost Approach. Developer's profit is added at 20% based upon sales of new shopping centers, discussions with Developers and Brokers, and with consideration given to the cross collateralization of the portfolio of retail properties to which the subject will be a part. Permanent loan fees are added at the amount typically charged by lenders - 2% of the loan amount (1% construction
- 1% permanent).

DEPRECIATION AND OBSOLESCENCE

There were no items of deferred maintenance noted. Incurable Physical Depreciation present in the subject property is estimated using the Effective Age/Economic Life Method. Incurable physical depreciation is estimated as:

================================================================================
Replacement Cost New                                                  $5,449,009
--------------------------------------------------------------------------------
Chronological Building Age                                                     9
Effective Age                                                                  5
Economic Life New                                                             50
Percentage Depreciation (Effective Age / Life New)                           10%
--------------------------------------------------------------------------------
Dollar Depreciation
                     $5,449,009    X    10%                             $544,901
================================================================================

Based on inspection of the subject property and its neighborhood, there is no functional or external obsolescence.

Site improvements are added at their depreciated values and the underlying vacant land value is added as arrived at previously by comparison. The calculation of Value by the Cost Approach is presented in tabular form on the following page.


                                                        H.J. Porter & Associates

COST APPROACH TO VALUE - (CONTINUED)                                          32

====================================================================================================================================
                                                         CALCULATION OF COST
====================================================================================================================================
DIRECT COST
Total Replacement Cost New - Structures (from prior page)                                                                $5,449,009
Less: Depreciation                                                                                                        ($544,901)
                                                                                                                        -----------
Depreciated Building Cost                                                                                                $4,904,108
Add: Site Improvements
                                                                                               Depreciated
                                    Area/Feet           Cost / SF          Depreciation               Cost
                                    ---------           ---------          ------------               ----
Concrete Paving                      190,000              $2.56                      20%          $389,120
Concrete Curb                            950              $8.20                      20%            $6,230
Masonry Wall                           2,534             $10.30                      10%           $23,490
Wood Fence                               450             $13.40                      20%            $4,820
Project Sign                                                                                       $15,000
Landscaping                                                                                        $50,000
Subtotal                                                                                        ----------                 $488,660
                                                                                                                        -----------
Total Value - All Improvements                                                                                           $5,392,768

INDIRECT COST
  Developer's Fee                                         20% Cost + Land                       $1,638,554
  Title and Legal                                                                                  $35,000
  Permanent Loan Fees                                      2% of Loan Amt
  Loan basis =                                            75% of Cost                             $122,892
  Marketing                                                                                        $25,000
  Miscellaneous                                                                                   $100,000
TOTAL INDIRECT COST                                                                             ----------               $1,921,446
                                                                                                                        -----------
TOTAL COST NEW                                                                                                           $7,314,214
LAND VALUE (from prior section)                                                                                          $2,800,000
                                                                                                                        -----------
VALUE BY COST                                                                                                           $10,114,214
                                                                                                  (Rounded)             $10,110,000
====================================================================================================================================


                                                        H.J. Porter & Associates

                               [GRAPHICS OMITTED]

                            [MAP OF MANDEVILLE AREA]

                               COMPARABLE RENTALS

INCOME APPROACH TO VALUE

As a primary approach to value for the subject, the subject's net operating income is capitalized into a value estimate by use of an overall capitalization rate. In arriving at a net operating income, consideration is given to rentals and expenses which are incurred in the operation of the property. The following comparable rentals were considered in order to determine the reasonableness of the subject's contract rent for shop space.

                               [GRAPHICS OMITTED]
                                  [PHOTOGRAPH]

RENT COMPARABLE#                           1
NAME:                                      Mandeville Square
LOCATION:                                  East Approach and US Hwy 190
                                           Mandeville, LA
YEAR BUILT:                                1986
SIZE:                                      Anchors            41,000 SF
                                           Locals             29,112 SF
                                                              ------
                                           Total              70,112 SF
ANCHORS:                                   A & P Supermarket
SHOP SPACE RENT:                           $10.00 to $12.50 PSF
EXPENSE CONTRIBUTIONS:                     All tenants pay their pro rata share
                                           of Taxes, Insurance and CAM
OCCUPANCY:                                 100%
REMARKS:                                   Well located center constructed with
                                           masonry and dryvit exterior walls.
                                           Parish National Bank leases 4,631
                                           sq. ft. at a current rental rate of
                                           $9.00 per sq. ft..


                                                        H.J. Porter & Associates

INCOME APPROACH TO VALUE - (CONTINUED)                                        34

                               [GRAPHICS OMITTED]
                                  [PHOTOGRAPH]

RENT COMPARABLE #                           2
NAME:                                       Northlake Shopping Center
LOCATION:                                   Causeway Blvd. and LA Hwy 22
                                            Mandeville, LA
YEAR BUILT:                                 1982
SIZE:                                       Anchors             73,130 SF
                                            Locals              94,299 SF
                                                               -------
                                            Total              167,429 SF
ANCHORS:                                    Winn Dixie, K & B Drugs, Campo,
                                            Stage Dept. Store
SHOP SPACE RENT:                            $9.00 to $10.00 PSF - Most recent at
                                            $10.00 PSF
EXPENSE CONTRIBUTIONS:                      All tenants pay their pro rata share
                                            of Taxes, Insurance and CAM
OCCUPANCY:                                  100%
REMARKS:                                    This property was sold from
                                            inventory by Premier Bank in
                                            December 1992 for $4,750,000 or
                                            $28.37 PSF. At the time of sale the
                                            overall occupancy was approximately
                                            82%. Currently there is one small
                                            vacant shop available for rent.


                                                        H.J. Porter & Associates

INCOME APPROACH TO VALUE - (CONTINUED)                                        35

                               [GRAPHICS OMITTED]
                                  [PHOTOGRAPH]

RENT COMPARABLE #                           3
NAME:                                       Holiday Square
LOCATION:                                   I-12 and US Hwy 190
                                            St. Tammany Parish, LA
YEAR BUILT:                                 1985
SIZE:                                       Anchors                 0 SF
                                            Locals             88,618 SF
                                                               ------
                                            Total              88,618 SF
ANCHORS:                                    Office Depot, Books-A-Million,
                                            Kirshman Furniture
SHOP SPACE RENT:                            $8.00 to $14.00 PSF - Avg $11.00 PSF
EXPENSE CONTRIBUTIONS:                      All tenants pay their pro rata share
                                            of Taxes, Insurance and CAM
OCCUPANCY:                                  100%
REMARKS:                                    The anchor tenants are located
                                            adjacent to this center but not
                                            under the same ownership.


                                                        H.J. Porter & Associates

INCOME APPROACH TO VALUE - (CONTINUED)                                        36

                               [GRAPHICS OMITTED]
                                  [PHOTOGRAPH]

RENT COMPARABLE #                           4
NAME:                                       St. Tammany Plaza
LOCATION:                                   US Highway 190
                                            Covington, LA
YEAR BUILT:                                 Built in 1984 and renovated/expanded
                                            in 1990
SIZE:                                       Anchors             70,617 SF
                                            Locals              40,604 SF
                                                               -------
                                            Total              111,221 SF
ANCHORS:                                    Delchamps and K & B Drugs
SHOP SPACE RENT:                            $8.00 to $11.00 PSF
EXPENSE CONTRIBUTIONS:                      All tenants pay their pro rata share
                                            of Taxes, Insurance and CAM
OCCUPANCY:                                  100%
REMARKS:                                    Delchamps originally occupied a
                                            28,092 sq. ft. in this center when
                                            it was built. In 1990 they moved
                                            into their new 52,467 sq. ft. store.
                                            Their old store is now occupied by
                                            Weiner's.


                                                        H.J. Porter & Associates

INCOME APPROACH TO VALUE - (CONTINUED)                                        37

The potential gross income of the subject property consist of base rental income and tenant expense contributions. The subject property is leased to five tenants. Two of the tenants, Winn-Dixie and First National Bank of Commerce
(FNBC), have long term leases and high credit ratings. These tenants are considered anchor tenants. The remaining space contains 8,500 square feet of net rentable area, and consist of regional and local tenants.

BASE RENTAL INCOME

Rental rates for the subject's non-anchor tenants range from $12.54 to $14.17 per square foot with an average of $12.90 per square foot. The comparable rentals were analyzed and compared to the subject to determine if the subject's rental rates were market oriented and competitive. The average rental rates of the 5 comparables ranged from $8.00 to $11.00 per square foot which is lower than the subject's average rates. All but one of the comparables are older than the subject. Considering the subject's superior location, the subject's rent structure for non-anchor tenants is considered reasonable.

The contract rent for Winn Dixie, like most signature stores, is a function of the development cost and negotiations between developer and tenant. Although the subject Winn Dixie rent at $11.96 per square foot is higher than the range of similar Winn Dixie rental rates, as illustrated in the following table, it is believed to be reasonable due to higher land cost and construction cost associated with the recent expansion.

================================================================================
Tenant            Location               Year        Size-Sq.Ft.     Rent/Sq.Ft.
================================================================================
Winn Dixie        Mobile, AL             1996             51,282           $8.00

Winn Dixie        Dalton, GA             1996             44,000           $9.26

Winn Dixie        Trussville, AL         1996             44,000           $8.15

Winn Dixie        Mobile, AL             1997             44,000           $9.00

Winn Dixie        Mobile, AL             1997             44,000           $8.85

Winn Dixie        Fairhope, AL           1997             51,282           $9.25

Winn Dixie        Birmingham, AL         1997             51,282          $11.00
================================================================================

A search of the local market yielded only one bank lease. Premier Bank leases 2,400 square feet in a one story, two tenant building in front of the Pontchartrain Square Shopping Center for $15.00 per square foot. The original lease date was 1989 for 3 years. The lease was renewed in 1992 for 2 additional years and is currently on a year-to-year basis. There is a drive-thru facility but is reported to be inadequate. Several branch bank appraisals in the Birmingham, Huntsville and Montgomery area completed by the appraiser was reviewed to determine the reasonableness of the rental rate for the branch bank facility. Based on this review, the bank's rental rate is considered reasonable.

The leased area of the Bank building is based on BOMA area calculations which includes all interior areas and portions of the drive-thru canopy, and walkways.


                                                        H.J. Porter & Associates

INCOME APPROACH TO VALUE - (CONTINUED)                                        38

PERCENTAGE RENTAL INCOME

Leases for Winn-Dixie, Albano Cleaner, and Blockbuster Video call for percentage rent over base gross sales levels. Based on analysis of retail sales for Winn Dixie and Blockbuster Video for the past four years (no sales figures were available for Albano Cleaners) it is unlikely that these tenants will pay percentage rent within the next seven to ten years. As such, no percentage rent is included in the stabilized income used for direct capitalization. The Potential Rental Income for the subject property is presented in the following table.

================================================================================
                             POTENTIAL RENTAL INCOME
--------------------------------------------------------------------------------
Anchor Tenant
Winn-Dixie               53,986 sq.ft. @     $11.96     =   $645,579
First NBC                10,500 sq.ft. @     $21.10     =   $221,550
First NBC                 4,800 sq.ft. @     $11.00     =    $52,800
                         ------                             --------
Total Anchor Tenants     69,286 sq.ft. @                                $919,929

Shop Tenants
Bellsouth Mobility        1,500 sq.ft. @     $13.50     =    $20,250
Albano Cleaners           1,000 sq.ft. @     $14.17     =    $14,168
Blockbuster Video         6,000 sq.ft. @     $12.54     =    $75.240
                         ------              ------         --------
Total Shop Tenants        8,500 sq.ft. @     $12.90   (avg)             $109.658
                                                                      ----------
Total Rental Income      77,786 sq.ft. @     $13.24   (avg)           $1,029,587
================================================================================

TENANT EXPENSE CONTRIBUTIONS

All tenants contribute their pro-rata share of expenses for Ad Valorem taxes, property insurance, and common area maintenance (CAM). All non-anchor tenants plus FNBC's office space contributes 5 % of their base rent for property management expense. Additionally, all non-anchor tenants except Albano's Cleaners contribute $.05 per square foot of their leased area for structural repair and reserves. Expense contributions for all tenants are calculated and presented in the following table.


                                                        H.J. Porter & Associates

INCOME APPROACH TO VALUE - (CONTINUED)                                        39

===========================================================================================================
                                            Expense Contributions
===========================================================================================================
Expense Category                               C/T/I    St. Res.       Mgt/Acc       Tenant          Total
-----------------------------------------------------------------------------------------------------------
  Amount                                       $1.62       $0.05           5%        Total
-----------------------------------------------------------------------------------------------------------
Anchor Tenants                Sq. Ft.
-------------------------------------
  Winn-Dixie                   53,986        $87,457          $0           $0      $87,457
  First NBC                    10,500        $17,010          $0           $0      $17,010
  First NBC                     4,800         $7,776          $0       $2,640      $10,416
                                                                                   -------
  Total Anchor Tenant Contributions                                                                $114,883

Shop Tenants                  Sq. Ft.
-------------------------------------
  Bellsouth Mobility             1500         $2,430         $75       $1,013       $3,518
  Albano Cleaners                1000         $1,620          $0         $708       $2,328
  Blockbuster Video              6000         $9,720        $300       $3,762      $13,782
                                                                                   -------
  Total Shop Tenant Contributions                                                                   $19,628
                                                                                                   --------
Total Expense Contributions                                                                        $134,511
===========================================================================================================

VACANCY AND COLLECTION LOSS

Effective Gross Income is calculated by deducting the estimated vacancy and collection loss from Potential Gross Income. Based on the strength of the retail market in Mandeville, vacancy and collection loss is estimated to be 5% of non-anchor tenant base rental income and expense contributions. Due to the long term leases and credit worthiness of the anchor tenants, no vacancy and credit loss is deducted from their income.

OPERATING EXPENSES

After estimating effective gross income, all applicable expenses are deducted to arrive at net operating income. The subject's actual three year operating history was not made available to the Appraiser. The only available data was the 1997 expense estimates which are:

                      Management                 $.52 PSF
                      Taxes                      $.96 PSF
                      Insurance                  $.21 PSF
                      C.A.M                      $.62 PSF
                      Building Repair            $.10 PSF
                      Administrative             $.003 PSF

To estimate appropriate expense levels, the actual operating statements from several comparable shopping centers are analyzed and compared to the owner's pro forma. The expense comparables are found on the following pages.


                                                        H.J. Porter & Associates

INCOME APPROACH TO VALUE - (CONTINUED)                                        40

Comparable # 1

Project Name:                     Delchamps Plaza North
Location:                         McFarland & Watermelon Road
                                  Tuscaloosa, AL
Year Built:                       1986           GLA: 59,389 SF
Source:                           Year End Statement
Type Center:                      Neighborhood
Analysis Year:                    1995           Analysis By: DPM


        Item                            Total             $/SF             %PGR
        ----                            -----             ----             ----
Potential Gross Rent:                 $459,768            $7.74           100.0%
Less Vac/Credit Loss:                    $-603           $-0.01            -0.1%
                                      --------           ------           -----
Effective Gross Rent:                 $459,165            $7.73            99.9%
+ CAM/Reimbursements:                  $41,120            $0.69             8.9%
+ Misc Income:                          $3,439            $0.06             0.7%
                                      --------           ------           -----
Effec. Gross Income:                  $503,724            $8.48           100.0%

        Item                            Total             $/SF             %EGI
        ----                            -----             ----             ----
Less Expenses:
 Management:                           $30,762            $0.52             6.1%
 Ad Valorem Tax:                       $33,939            $0.57             6.7%
 Insurance:                             $4,915            $0.08             1.0%
 Administration Expense:                $1,391            $0.02             0.3%
 CAM:                                  $41,892            $0.71             8.3%
 Miscellaneous:                         $8,765            $0.15             1.7%
                                      --------            -----           -----

Total Expenses:                       $121,664            $2.05            24.2%
                                      --------            -----           -----
Net Operating Income:                 $382,060            $6.43            75.8%
                                      ========            =====           =====

Comments:  Utilities expense included in CAM. Miscellaneous expense is non-pass through expense for building repair.


                                                        H.J. Porter & Associates

INCOME APPROACH TO VALUE - (CONTINUED)                                        41

Comparable # 2

Project Name:                     Delchamps Plaza South
Location:                         Skyland Blvd. Tuscaloosa, AL
Year Built:                       1986           GLA: 108,903 SF
Source:                           Year end operating statement
Type Center:                      Neighborhood Shopping Center
Analysis Year:                    1996           Analysis By: LHH

        Item                            Total             $/SF             %PGR
        ----                            -----             ----             ----
Effective Gross Rent:                 $751,676            $6.90                %
+ CAM/Reimbursements:                  $61,400            $0.56                %
+ Misc Income:                            $300            $0.00                %
                                      --------            -----           ------
Effec. Gross Income:                  $813,376            $7.47           100.0%

        Item                            Total             $/SF             %EGI
        ----                            -----             ----             ----

Less Expenses:
  Management:                          $42,686            $0.39             5.2%
  Ad Valorem Tax:                      $39,174            $0.36             4.8%
  Insurance:                           $13,588            $0.12             1.7%
  Administration Expense:              $17,144            $0.16             2.1%

  CAM:                                 $25,322            $0.23             3.1%
  Utilities:                            $6,564            $0.06             0.8%
  Miscellaneous:                        $5,071            $0.05             0.6%
                                      --------            -----            ----
Total Expenses:                       $149,549            $1.37            18.4%
                                      --------            -----            ----

Net Operating Income:                 $663,827            $6.10            81.6%
                                      ========            =====            ====

Comments:     Misc. Expense is travel and structural repair.


                                                        H.J. Porter & Associates

INCOME APPROACH TO VALUE - (CONTINUED)                                        42

  COMPARABLE # 3

Project Name:                     Stratford Square
Location:                         East Boulevard
                                  Montgomery, AL
Year Built:                       1987           GLA: 121,236 SF
Source:                           Year End Statement
Type Center:                      Community Shopping Center
Analysis Year:                    1995           Analysis By: Philip Minor

        Item                            Total             $/SF             %PGR
        ----                            -----             ----             ----
Effective Gross Rent:                 $771,843            $6.37                %
+CAM/Reimbursements:                  $118,804            $0.98                %
+Misc Income:                             $412            $0.00                %
                                      --------            -----           ------
Effec. Gross Income:                  $891,079            $7.35           100.0%

        Item                            Total             $/SF             %EGI
        ----                            -----             ----             ----
Less Expenses:
  Management:                          $43,173            $0.36             4.8%
  Ad Valorem Tax:                      $47,541            $0.39             5.3%
  Insurance:                           $12,987            $0.11             1.5%
  Administration Expense:              $13,769            $0.11             1.5%
  CAM:                                 $53,488            $0.44             6.0%
  Miscellaous:                          $5,650            $0.05             0.6%
                                      --------            -----            ----

Total Expenses:                       $176,608            $1.46            19.8%
                                      --------            -----            ----

Net Operating Income:                 $714,471            $5.89            80.2%
                                      ========            =====            ====

Comments:     Miscellaneous expense includes $3,762 for on-site management, and
              $1,888 advertising and promotion.


                                                        H.J. Porter & Associates

INCOME APPROACH TO VALUE - (CONTINUED)                                        43

COMPARABLE # 4

Project Name:                     Corner Village
Location:                         Auburn, AL
Year Built:                       1978           GLA: 62,510 SF
Source:                           Year End Statement
Type Center:                      Neighborhood Shopping Center
Analysis Year:                    1995           Analysis By: Philip Minor

        Item                            Total             $/SF             %PGR
        ----                            -----             ----             ----
Effective Gross Rent:                 $260,657            $4.17                %
+ CAM/Reimbursements:                  $22,347            $0.36                %
+ Misc Income:                             $83            $0.00                %
                                      --------            -----           ------
Effec. Gross Income:                  $283,087            $4.53           100.0%

        Item                            Total             $/SF             %EGI
        ----                            -----             ----             ----
Less Expenses:
  Management:                          $10,663            $0.17             3.8%
  Ad Valorem Tax:                      $21,172            $0.34             7.5%
  Insurance:                            $4,405            $0.07             1.6%
  Administration Expense:               $3,556            $0.06             1.3%
  CAM:                                 $25,305            $0.40             8.9%
  Utilities:                              $332            $0.01             0.1%
  Miscellaneous:                        $1,718            $0.03             0.6%
                                      --------            -----            ----

Total Expenses:                        $67,151            $1.07            23.7%
                                      --------            -----            ----

Net Operating Income:                 $215,936            $3.45            76.3%
                                      ========            =====            ====

Comments:     Miscellaneous expense is building repair and maintenance.


                                                        H.J. Porter & Associates

INCOME APPROACH TO VALUE - (CONTINUED)                                        44

Based on these expense comparables, and the subject's 1997 expense pro forma, the pertinent expense categories and appropriate amounts are estimated as:

Management Fee:               The management fee of the comparables properties
                              ranged from 3.8% to 6.1%. As indicated previously, the subject property is one of fifteen shopping centers in a cross collateralized portfolio of retail properties under single management.
                              Considering economies of scale, the subject's management fee is estimated at the low end of the range at 4% of effective rental income.

Ad Valorem tax:               The subject's ad valorem tax, as previously
                              presented, is $74,846 per year.

Insurance:                    Based upon the subject's 1997 pro forma and the
                              expense comparable, the cost of insuring the subject's improvements and the cost of liability insurance will be $16,226 per year or $.21 per square foot.

Common Area Maintenance:      Common area maintenance expense is estimated at
                              $35,000 per year or $.45 per square foot, and is based on the expense comparables and the owner's pro forma.

Administrative:               Based on the expense comparables and pro forma,
                              Administrative expense is estimated at $1,500 or $.02 per square foot.

Structural Maint:             Structural maintenance is estimated at $.10 per
                              square foot for a total annual amount of $7,780.

Total operating expenses for the subject property are estimated at $176,316 per year, $2.27 per square foot and 15.2% of Effective Gross Income. The subject's expenses are higher than the comparables and is attributed to the management fee which is derived from effective gross income higher than other comparables.

OVERALL CAPITALIZATION RATE

To estimate the subject's value via the Income Approach, the subject's stabilized net operating income is capitalized with an overall capitalization rate of 9.0%. The selected overall capitalization rate is based on several methods of capitalization rate development with consideration given to the non-terminable Winn-Dixie lease, and the cross collateralization of the subject property with the other fourteen shopping centers in the securitized portfolio of retail properties. The cap rate development methods, which are


                                                        H.J. Porter & Associates

INCOME APPROACH TO VALUE - (CONTINUED)                                        45

presented following the Income Approach Summary on the following page, includes rates extracted from comparable sales, recently published investor survey, and three methods using mortgage and equity positions which include the Ellwood, Band of Investment, and Debt Coverage Ratio Methods.

Rates extracted from the comparable sales, none of which had non-terminable leases, ranged from 9.64% to 10.46% with an average of 10.16% and the most recent sale being at 9.64%. Published rates from the Second Quarter 1997, Korpacz Real Estate Investor Survey for National Strip Shopping Center, ranged from 8.25% to 13% with an average rate of 9.84% which is similar to the market extracted rates. The mid range rates from the three mortgage/equity methods ranged from 8.90% to 9.14%. The rates developed with mortgage/equity factors reflect current conditions and declining interest rates. The criteria used for these methods was taken from the above investor survey and from interviews with mortgage brokers.

The High, Middle, and Low average of the five methods of cap rate development are 10.30%, 9.38%, and 8.72% respectively. Based on this analysis and the above considerations, the subject's overall capitalization rate is estimated to fall between the Middle and Low range of the five methods.

On the following pages is the summary of the calculations of the subject's net operating income and capitalized value, and the presentation of the five methods of capitalization rate development with explanatory comments for each method.


                                                        H.J. Porter & Associates

INCOME APPROACH TO VALUE - (CONTINUED)                                        46


====================================================================================================================================
                                                     VALUATION - INCOME APPROACH
====================================================================================================================================
Potential Rental Income
Anchor Tenant
  Winn-Dixie                           53,986 sq. ft. @              $11.96          =            $645,579
  First NBC                            10,500 sq. ft. @              $21.10          =            $221,550
  First NBC                             4,800 sq. ft. @              $11.00          =             $52,800
                                       ------                                                     --------
  Total Anchor Tenants                 69,286 sq. ft. @                                                                     $919,929

Shop Tenants
  Bellsouth Mobility                    1,500 sq. ft. @              $13.50          =             $20,250
  Albano Cleaners                       1,000 sq. ft. @              $14.17          =             $14,168
  Blockbuster Video                     6,000 sq. ft. @              $12.54          =             $75,240
                                       ------                        ------                       --------
Total Shop Tenants                      8,500 sq. ft. @              $12.90        (avg)                                    $109,658
                                                                                                                          ----------
Total Rental Income                    77,786 sq. ft. @              $13.24        (avg)                                  $1,029,587

Expense Contributions
  Anchor Tenants                                                                                  $114,883
  Shop Tenants                                                                                     $19,628
                                                                                                  --------
Total Expense Contributions                                                                                                 $134,511
                                                                                                                          ----------
POTENTIAL GROSS INCOME                                                                                                    $1,164,098
Less Vacancy and Collection Loss
  Non-Anchors                          5%               Rent + Exp. Cont.            =                                        $6,464
                                                                                                                          ----------
EFFECTIVE GROSS INCOME                                                                                                    $1,157,634
                                                                                         % of         $ per
Less Expenses:                                                                         E.G.I.          S.F.
                                                                                       ------         -----
                                       Management:                   $40,964             4.0%         $0.53
                                       Ad. Val. Tax                  $74,846             6.5%         $0.96
                                       Insurance                     $16,226             1.4%         $0.21
                                       CAM                           $35,000             3.0%         $0.45
                                       Administrative                 $1,500             0.1%         $0.02
                                       St. Maint.                     $7,780             0.7%         $0.10
                                                                     -------            ----          -----
Total Expenses                                                                          15.2%         $2.27                 $176,316
                                                                                                                          ----------
NET OPERATING INCOME                                                                                                        $981,318
Capitalized at                                                   9.00%                                                   $10,903,533
TOTAL INDICATED VALUE                                                                           (Rounded)                $10,900,000
====================================================================================================================================


                                                        H.J. Porter & Associates

INCOME APPROACH TO VALUE - (CONTINUED)                                        47

========================================================================================================================
Property Capitalization
Rate Justification
========================================================================================================================
PROPERTY:   Mandeville Marketplace
ADDRESS:    Mandeville, LA
DATE:       August 18, 1997
                                                                                 High           Middle             Low
                                                                                 ----           ------             ---
                                                                                ----------------------------------------
1. Market extracted rates for                                                    10.46%          10.16%            9.64%
     similar local properties                                                   ----------------------------------------
2. Recent published cap rates                                                    13.00%           9.84%            8.25%
     used by institutional investors                                            ----------------------------------------
3. Ellwood method calculated rates
     11.55% = Eqty yield before tax (Korpacz)
% Property appreciation (income) over hold period =                              -5.00%           0.00%            5.00%
    75% = Mortgage percent of value
  7.75% = Mortgage interest rate
   20.0 = Mortgage term in years
   10.0 = Investment holding period
  9.85% = Rm = Mortgage constant
  14.4% = Rmp = Mortgage constant over holding period
  31.6% = P = Percent of mortgage paid off over hold period
   5.8% = SFF = Sink fund factor
  37.2% = J factor
                                                                                ----------------------------------------
                                                  Calculated cap rate =           9.36%           8.90%            8.45%
                                                                                ----------------------------------------
4. Band of Investment Method
                                              Mortgage percent to value          70.00%          75.00%           80.00%
                                                      Mortgage constant          10.35%           9.85%            9.35%
                                                Equity percent to value          30.00%          25.00%           20.00%
                                                 Eqty cash on cash rate           8.00%           7.00%            6.00%
                                                                                ----------------------------------------
                                                    Calculated cap rate           9.65%           9.14%            8.68%
                                                                                ----------------------------------------
5. Debt Coverage Ratio Method
                                              Req'd debt coverage ratio           1.25            1.20             1.15
                                              Mortgage percent to value          70.00%          75.00%           80.00%
                                                      Mortgage constant          10.35%           9.85%            9.35%
                                                                                ----------------------------------------
                                                    Calculated cap rate           9.06%           8.87%            8.60%
                                                                                ----------------------------------------

========================================================================================================================


                                                        H.J. Porter & Associates

INCOME APPROACH TO VALUE - (CONTINUED)                                        48

================================================================================

                                Explanatory Notes
                          Capitalization Rate Evidence

The accompanying chart illustrates 5 different sets of data or evidence as to appropriate current property capitalization rates.

     Item # 1 Reflects the current range in capitalization rates in the local market based on actual sales - this information is historical in nature although there has been a fairly consistent pattern evident in this market over the years.

     Item # 2 Reflects actual cap rates used by large financial institutions in the acquisition and financing of major real estate projects. These rates are also historical in nature, but are based on properties of a magnitude atypical in this market area. Properties that would appeal to at least a regional and perhaps a national market of potential buyers.

     Item # 3 Reflects a calculated cap rate utilizing the Ellwood model based on future expectations in income and property value growth and equity yield rates - explicit input assumptions are listed. This method is compelling when market mortgage and equity yield returns are predictable and property and income changes can be reliably predicted.

     Item # 4 Analyzes required capital outlays to service both the debt (ie mortgage payment) and the equity (cash on cash or before tax cash flow or equity dividend). The weighted average of these required returns is, by definition, equal to the capitalization rate. It should be noted that the mortgage interest rate and equity yield rate are NOT part of this calculation.

     Item # 5 Provides another method often used by lenders. The debt coverage ratio is a factor equal to the net operating income divided by the annual debt service - in other words, it is an estimate of the "cushion" or excess of net operating income over and above debt service. The calculated cap can be solved for by the following formula R(o) = R(m) X DCR X M.

The actual cap rate used by appraisers in this analysis is bracketed by this information. Further, this chart illustrates the implicit market expectations of the various investment parameters that are reflected by the specific capitalization rate used.

================================================================================


                                                        H.J. Porter & Associates

MARKET APPROACH

To estimate the subject property's value by market comparison, a direct comparison is made with actual sales of other shopping center properties. These sales are analyzed on the basis of price per sq. ft. of net leasable area (NLA) and their effective gross income multiplier (EGIM).

While the subject property is part of a large portfolio of retail properties which would most likely be marketed as a total package, no sales of similar portfolio of properties were found with which to compare. Three sales of similar properties were located in the general area of Mandeville. Sales 1 and 2 are located in Slidell, and Sale 3 in Baton Rouge. A fourth sale, which is most similar to the subject, was located in Mobile, a similar gulf coast metropolitan area.

Each sale is adjusted for pertinent items, including unusual financing or conditions of sale, time lapsed since sale, and physical differences such as age, condition, and construction quality and location.

The sales considered are detailed on the following pages with a comparison and adjustment following the presentation of the sales data.


                                                        H.J. Porter & Associates

MARKET APPROACH - (CONTINUED)                                                 50

                               [GRAPHICS OMITTED]
                                  [PHOTOGRAPH]

Sale #1
Address/Location:                 The Village at Northshore
                                  U.S. 190 @ Northshore Boulevard
                                  Slidell, LA
Vendor:                           Maurin-Ogden Limited Partnership
Vendee:                           IRT Property Co.
Sale Date:                        12/21/1994
Sale Price:                       $8,239,000
Cash Equiv Price:                 $8,239,000
Equity:                           $2,401,237
Debt:                             $5,837,763
Terms:                            $2,401,237 cash plus assumption of above debt.
Recorded:                         Instrument #932973; St. Tammany Parish
Verified With:                    Grady Brome, Agent, Sterling Properties
                                  (504) 523-4481
Rights Conveyed:                  Leased Fee
Land Size:                        12.88 Acres
Access/Visibility:                Good/Good
Highest & Best Use:               Neighborhood Shopping Center
Parking:                          621              Parking Ratio: 5.00
Building Size:                    124,248 SF(GBA)
Land:Bldg Ratio:                  4.5
Year Built:                       1990
Condition:                        Good


                                                        H.J. Porter & Associates

MARKET APPROACH - (CONTINUED)                                                 51

Building

Description:           Concrete block with brick veneer and dryvit exterior.
                       Roof cover is built up on steel frame with slate accents.
Anchors:               Delchamps 51,348 sq.ft., and Service
                       Merchandise 50,000 sq.ft.
Anchor - Sq. Ft.:      101,348                  Anchor %: 81.57
Local:                 Typical
Local - Sq. Ft.:       22,900                   Local %: 18.43
Lease Information:     Local: CAM, taxes and Insurance
                       Anchor: CAM, taxes and Insurance
                       Kirschman's Furniture is on a ground lease.

ANALYSIS
(1/2/3) *Source                                 TOTAL $ AMOUNT    $ PER SF (GBA)
                                                --------------    --------------
(A\E\F)           Potential Gross Income:          $914,682           $7.36
(A\E\F)           Vac & Credit Loss:                $17,404           $0.14
                                                   --------           -----
(A\E\F)           Effec. Gross Income:             $879,278           $7.08
(A\E\F)           Less Expenses:                    $57,289           $0.46
                                                   --------           -----
(A\E\F)           Net Oper. Income                 $839,989           $6.76

================================================================================
Field 1:          S = Seller           B = Buyer                   A = Appraiser
Field 2:          A = Actual           E = Estimated
Field 3:          P = Prior Year           F = Year Following
================================================================================

INDICATORS OF VALUE:           Price Per SF (GBA):               $66.31
                               PGIM:                             9.01
                               EGIM:                             9.37
                               R(o):                             0.1020
                               Expense Ratio:                    6.52

Remarks: PGI based on following estimated rents: Delchamp's $9.00/sq.ft., Service Merchandise $4.00/sq.ft., average local space $9.50/sq.ft., and Kirschman's ground lease @ $35,000/yr. Vacancy based on 8% of local tenant income. No expense contributions included in PGI. Likewise, no tax, CAM or insurance included in expenses. Expenses based on 5% of EGI plus $.10/sq.ft. for reserves.


                                                        H.J. Porter & Associates

MARKET APPROACH - (CONTINUED)                                                 52

                               [GRAPHICS OMITTED]
                                  [PHOTOGRAPH]

Sale #2
Address/Location:                  Country Club Plaza
                                   SEC Brown Switch Road and Robert Boulevard
                                   Slidell, LA
Grantor:                           Maurin-Odgen LP
Grantee:                           IRT Property Company
Sale Date:                         01/01/1995
Sale Price:                        $3,890,000
Cash Equiv Price:                  $3,890,000
Terms:                             Cash to seller
Recorded:                          Inst. # 934522; St. Tammany Parish County
Verified By:                       Robert Tipton, Blake & Associates, Inc.
Rights Conveyed:                   Leased Fee
Land Size:                         6.879 Acres
Access/Visibility:                 Average/Average
Highest & Best Use:                Neighborhood Shopping Center
Building Size:                     64,786 SF(NRA)
Land:Bldg Ratio:                   4.6
Year Built:                        1983
Condition:                         Average


                                                        H.J. Porter & Associates

MARKET APPROACH - (CONTINUED)                                                 53

Building
Description:              Masonry bearing walls, brick veneer exterior
                          walls, built up flat roof, and shingled canopy.

Anchors:                  Delchamps and K&B Drugs


ANALYSIS                             TOTAL $ AMOUNT        $ PER SF (NRA)
                                     --------------        --------------
Potential Gross Income:                  $535,834               $8.27
Vac & Credit Loss:                        $26,792               $0.41
                                         --------               -----
Effec. Gross Income:                     $509,042               $7.86
Less Expenses:                           $102,023               $1,57
                                         --------               -----
Net Oper. Income                         $407,019               $6.28


INDICATORS OF VALUE:                     Price Per SF (NRA):            $60.04
                                         PGIM:                          7.26
                                         EGIM:                          7.64
                                         R(o):                          10.4632%
                                         Expense Ratio:                 20.04%


                                                        H.J. Porter & Associates

MARKET APPROACH - (CONTINUED)                                                 54

Sale #3
Address/Location:               Bluebonnet Village
                                7580 Bluebonnet Boulevard
                                Baton Rouge, LA
Grantor:                        Maurin-Ogden Ltd. Partnership, M-O Venture Corp.
Grantee:                        IRT Property Company
Sale Date:                      12/21/1994
Sale Price:                     $7,995,000
Cash Equiv Price:               $7,995,000
Terms:                          Cash to seller
Recorded:                       Book 183, Page 10563; East Baton Rouge Parrish
Verified With:                  Marty Meyer, Stirling Properties (318) 237-5759
Verified By:                    Miller Commercial
Rights Conveyed:                Leased Fee
Land Size:                      10.62 Acres
Access/Visibility:              Average/Average
Highest & Best Use:             Neighborhood Shopping Center
Building Size:                  89,879 SF(GBA)
Land:Bldg Ratio:                5.1
Year Built:                     1985
Condition:                      Good


                                                        H.J. Porter & Associates

MARKET APPROACH - (CONTINUED)                                                 55

Building
Description:              One story masonry construction with glass storefront,
                          metal mansard and flat built-up roof.
Anchors:                  Delchamps and K&B Drugs


ANALYSIS
(1/2/3)(*)Source                              TOTAL $ AMOUNT      $ PER SF (GBA)
                                              --------------      --------------
(B\E\F)        Potential Gross Income:          $1,123,487            $12.50
(B\E\F)        Vac & Credit Loss:                  $56,174             $0.62
                                                ----------            ------
(B\E\F)        Effec. Gross Income:             $1,067,313            $11.87
(B\E\F)        Less Expenses:                     $242,313             $2.70
                                                ----------            ------
(B\E\F)        Net Oper. Income                   $825,000             $9.18

================================================================================
Field 1:            S=Seller             B=Buyer                     A=Appraiser
Field 2:            A=Actual             E=Estimated
Field 3:            P=Prior Year         F=Year Following
================================================================================

INDICATORS OF VALUE:          Price Per SF (GBA):                  $88.95
                              PGIM:                                7.12
                              EGIM:                                7.49
                              R(o):                                0.1032
                              Expense Ratio:                       22.70

Remarks: Potential gross income includes expense contributions. Expenses include 5% management fee, $1.50/sf CAM, taxes, and insurance, $.60/sf structural maintenance and miscellaneous expense.


                                                        H.J. Porter & Associates

MARKET APPROACH - (CONTINUED)                                                 56

                               [GRAPHICS OMITTED]
                                  [PHOTOGRAPH]

Sale #4
Address/Location:                  Hillcrest Marketplace
                                   Hillcrest Road @ Grelot Road
                                   Mobile, Alabama
Grantor:                           Hillcrest Marketplace, Ltd.
Grantee:                           80% Shades Creek Partners, 20% Fairway
                                   Investments, LLC
Sale Date:                         06/19/1997
Sale Price:                        $6490000
Cash Equiv Price:                  $6,490,000
Equity:                            $1,590,000
Debt:                              $4,900,000      Year 1 Debt Service: $480,911
Terms:                             $1,590,000 cash and assumption of 20 year
                                   mortgage at 8.375%.
Recorded:                          Deed Book 4479, Page 54; Mobile County
Verified With:                     Scott Holcombe, Arlington Properties -
                                   Developer (205) 328-9600
Verified By:                       Harris Hollans, H.J. Porter & Associates
Date Verified:                     04/02/1997
Rights Conveyed:                   Leased Fee Interest
Land Size:                         12.49 Acres
Access/Visibility:                 Good/Good
Highest & Best Use:                Neighborhood Shopping Center
Parking:                           359              Parking Ratio: 4.63
Building Size:                     76,365 SF(GBA)
Land: Bldg Ratio:                  7.1


                                                        H.J. Porter & Associates

MARKET APPROACH - (CONTINUED)                                                 57

Year Built:                     1997
Condition:                      New
Building
Description:                    Red brick veneer front over concrete block
                                wall. Reinforced concrete slab. Single ply
                                membrane roof. Raised seam metal and canvas
                                awning.
Anchors:                        Winn Dixie (51,282 sq.ft.), Revco (9,240 sq.ft.)
Anchor - Sq. Ft.:               60,522           Anchor %: 79.25
Local:                          Various regional, national, & local
Local - Sq. Ft.:                15,843           Local %: 20.75
Lease Information:              Winn Dixie rent is $8.00 PSF & Revco rent is
                                $8.00 PSF. At sale time, no local space was leased. Local rent pro-forma was $11.50
                                PSF. Expense contribution pro-forma was
                                $1.50 PSF. Since closing, 6 shops have been leased at $12.50 PSF, $12.50 PSF.


ANALYSIS
(1\2\3) (*)Source                            TOTAL $ AMOUNT       $ PER SF (GBA)
(S\E\F)          Potential Gross Income:         $780,918             $10.23
(S\E\F)          Vac & Credit Loss:               $15,447              $0.20
(S\E\F)          Effec. Gross Income:            $765,471             $10.02
(S\E\F)          Less Expenses:                  $140,020              $1.83
(S\E\F)          Net Oper. Income                $625,451              $8.19
(S\E\F)          Debt Service (Yr 1):            $480,911              $6.30
(S\E\F)          Cash Flow:                      $144,540              $1.89

================================================================================
(*) Field 1:           S=Seller             B=Buyer                  A=Appraiser
    Field 2:           A=Actual             E=Estimated
    Field 3:           P=Prior Year         F=Year Following
================================================================================

INDICATORS OF VALUE:          Price Per SF (GBA):                 $84.99
                              PGIM:                               8.31
                              EGIM:                               8.48
                              R(o):                               9.64%
                              R(e):                               9.09%
                              Expense Ratio:                      18.29%

Remarks: The total Gross Building Area of the shopping center was 77,557 SF. The sale was negotiated and closed prior to completion with equitable remedy for completion delays after July 15, 1997. The Grantor guaranteed the above EGI for a period of 2 years, thereby assuming the risk of leasing up the remaining vacant shop space. The Grantor will pay Grantee the difference between rents received, including exp. contributions, and the above EGI. If gross income equals or exceeds the above EGI for 6 months, guarantee is terminated. There are 5 out parcels lots at this center which were not included in the sales. Lots have been sold to Wendy's, New York Bagel, and Boston Market.


                                                        H.J. Porter & Associates

MARKET APPROACH - (CONTINUED)                                                 58

The sales detailed above are compared and adjusted to the subject for pertinent items of difference as:

====================================================================================================================================
                                                    MARKET SALES COMPARISON GRID
====================================================================================================================================
Comp. Number                                                         #1                   #2                   #3                #4
Vendor/Grantor                                             Maurin-Ogden         Maurin-Ogden         Maurin-Ogden         Hillcrest
Vendee/Grantee                              SUBJECT      IRT Properties         IRT Property         IRT Property      Confidential
Location                              Causeway Blvd     Northshore Blvd      Brown Switch Rd      Bluebonnet Blvd     Hillcrest Rd.
                                     Mandeville, LA         Slidell, LA          Slidell, LA      Baton Rouge, LA        Mobile, AL
------------------------------------------------------------------------------------------------------------------------------------
Cash Eq.Sale Price                                           $8,239,000           $3,890,000           $7,995,000        $6,490,000
Date of Sale                               08/18/97            12/21/94             01/01/95             12/21/94          09/15/97
Building Area S.F.                           77,786             124,248               64,786               89,879            76,365
Unadjust. Price/SF                                               $66.31               $60.04               $88.95            $84.99
Eff.Gross Income                         $1,157,634            $897,278             $509,042           $1,067,313          $765,471
EGIM                                                               9.18                 7.64                 7.49              8.48
Net Oper. Income                           $981,318            $839,989             $407,019             $825,000          $625,451
Per SF                                       $12.62               $6.76                $6.28                $9.18             $8.19
------------------------------------------------------------------------------------------------------------------------------------
ADJUSTMENTS                                                          #1                   #2                   #3                #4
                                                                 Normal               Normal               Normal            Normal
Conditions of Sale                                                   0%                   0%                   0%                0%
Market Conditions/Time                                            13.3%                13.2%                13.3%               .8%
  at 5.0%                                   Per Yr.
====================================================================================================================================
Preliminary Adj. Price                                       $9,334,787           $4,403,480           $9,058,335        $6,541,920
Preliminary Adj.Price/Sq.Ft.                                     $75.13               $67.97              $100.78            $85.67
====================================================================================================================================
PHYSICAL DIFFERENCES                                                 #1                   #2                   #3                #4
  NOI                                                            86.69%              100.96%               37.47%            54.09%
------------------------------------------------------------------------------------------------------------------------------------
Subtotal-Physical                                                86.69%              100.96%               37.47%            54.09%
====================================================================================================================================
Final Adjusted Price                                        $17,427,114           $8,849,233          $12,452,493       $10,080,445
Final Adj.Price/Sq.Ft.                                          $140.26              $136.59              $138.55           $132.00
====================================================================================================================================

The sales were adjusted to the subject for the following items:

Rights Conveyed:     No adjustment indicated.

Condition of sale:   No adjustment indicated.

Time: Considers an increase of 5% per year based on analysis of the overall capitalization rates of the comparable sales and range of rates from the five methods considered in the Income Approach.

The sales were adjusted to the subject for the following items:

Rights Conveyed:     No adjustment indicated.

Condition of sale:   No adjustment indicated.

Time: Considers an increase of 5% per year based on analysis of the overall capitalization rates of the comparable sales and range of rates from the five methods considered in the Income Approach.


                                                        H.J. Porter & Associates

MARKET APPROACH - (CONTINUED)                                                 59

NET OPERATING INCOME:

The adjustment process described below is based on the observation of the relationship between the sale price per square foot and net operating income per square foot of the comparable sales. The following table illustrates this observation.

        ===================================================
        NO.                  SP/SF                   NOI/SF
        ===================================================
         1                  $66.31                   $6.67
         2                  $60.04                   $6.28
         3                  $88.95                   $9.18
         4                  $84.99                   $8.19
        ===================================================

The comparable sales were adjusted to the subject on the basis of the difference between the subject's estimated net operating income per square foot and that of the comparables. As discussed in the Income Approach, net operating income is calculated by estimating the potential gross income less vacancy and collection loss and operating expenses. A property's physical characteristics such as age, condition, size, design, credit worthiness, and market strength are reflected in its potential gross income, vacancy rate, and operating expenses. When the subject's net operating income per square foot is higher than the comparable's, the subject is considered superior and when lower it is considered inferior. The adjustment to the comparables is calculated by subtracting the comparable's net operating income per square from the subject's, and dividing the difference by the subject's NOI/SF.

The comparable sales present an adjusted range of value from $132.00 to $140.26 per square foot. The arithmetic mean price is $136.85 per square foot. Based on the analysis of sales price per square foot, the subject is valued as:

  77,786 Sq. Ft.   @   $137.00   =   $10,656,682

                       Rounded       $10,660,000

The subject is also value on the basis of effective gross income multiplier. Gross Income Multipliers (EGIM) derived from the improved sales are highlighted as:

                      ==============================
                      Sale                      EGIM
                      ------------------------------
                       1                        9.18
                       2                        7.64
                       3                        7.49
                       4                        8.48
                      ==============================


                                                        H.J. Porter & Associates

MARKET APPROACH - (CONTINUED)                                                 60

The effective gross income multipliers of the four sales range from 7.49 to 9.18 with an average of 8.2. Based on these sales, with consideration given to declining interest rates, the subject's EGIM is estimated at the high end of the range. The subject's effective gross income multiplier is estimated to be 9.0 for a value by EGIM as:

  $1,157,634  EGI     x    9.0 EGIM     =    $10,418,706

                            Rounded          $10,420,000

The two market indicators of value by Direct Sales Comparison are reconciled with the greater weight given to the adjusted sale price per square foot. The subject's value by the Market Approach is estimated to be: $10,600,000. The indicated value by EGIMj is skewed because the multipliers of the comparable sales do not reflect decreasing cap rates.


                                                        H.J. Porter & Associates

RECONCILIATION AND FINAL VALUE ESTIMATE

Cost Approach .....................................................  $10,110,000

This approach is felt to be reliable, being based on a respected national cost service's figures. The land value is based on recent commercial land sales from the subject's market area and is felt to be well supported. This approach is given secondary consideration to the Income Approach.

Income Approach ...................................................  $10,900,000

This approach is felt to be most indicative of the subject's value. It best reflects current and projected market conditions as they relate to the subject and mirrors the actions of investors in today's market. Overall, this approach is afforded greatest consideration.

Market Approach ...................................................  $10,600,000

This approach is based on the most recent sales of other centers and is most reliant on the comparison of sales on a price per square foot basis. The estimated value by EGIM is somewhat skewed because the Effective Gross Income Multipliers of the comparable sales do not reflect the downward trend in overall capitalization rates. This approach is afforded less consideration than the Income Approach.

Based on the value indications summarized above, I am of the opinion that the subject's leased fee interest has a market value as of August 18, 1997, of:

                    TEN MILLION NINE HUNDRED THOUSAND DOLLARS
                    -----------------------------------------
                                  ($10,900,000)

Divided As:         Improvements                      $8,100,000
                    Land                              $2,800,000
                                                     -----------
                    Total                            $10,900,000
                                                     ===========


                                                        H.J. Porter & Associates

                                  CERTIFICATION

I certify that, to the best of our knowledge and belief,...

1.   The statements of fact contained in this report are true and correct.

2. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are my personal, unbiased professional analyses, opinions and conclusions.

3. I have no present or prospective interest in the property that is the subject of this report, and I have no personal interest or bias with respect to the parties involved.

4. My compensation is not contingent on an action or event resulting from the analyses, opinions, or conclusions in, or the use of, this report. My compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of stipulated result, or the occurrence of a subsequent event.

5. My analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the requirements of the Code of Professional Ethics and the Standards of Professional Practice of the Appraisal Institute, and the Uniform Standards of Professional Appraisal Practice as promulgated by the Appraisal Standards Board of the Appraisal Foundation.

6. The use of this report is subject to the requirements of the Appraisal Institute, the Alabama Real Estate Appraisers Board and the Louisiana Real Estate Appraisal Subcommittee relating to review by its duly authorized representatives.

7. This assignment was made subject to regulations of the State of Alabama Real Estate Appraisers Board. The undersigned State Certified General Real Property Appraiser has met the requirements of the board that allow this report to be regarded as a "certified appraisal." A temporary permit was obtained from the Louisiana Real Estate Appraisal Subcommittee.

8. I am currently certified under the continuing education program of the Appraisal Institute.

9. I made a personal inspection of the property that is the subject of this report.

10. No one provided significant professional assistance to the person signing this report.


                                                        H.J. Porter & Associates

11. This appraisal assignment was not based on a requested minimum valuation, a specific valuation, or the approval of a loan.

12. Based upon the foregoing investigations and analysis of the subject property and its economic environment, I am of the opinion that the leased fee interest in the subject property has a market value as of August 18, 1997, of:

                    TEN MILLION NINE HUNDRED THOUSAND DOLLARS
                    -----------------------------------------
                                  ($10,900,000)


/s/ David P. Mullins                                               9/15/97
---------------------------------------------------            ---------------
DAVID P. MULLINS, MAI                                               Date
Certified General Real Property Appraiser
Alabama Certification #G8
Louisiana Temporary Registration Certification, Dated 8/14/97


                                                        H.J. Porter & Associates

ADDENDUM

     EXHIBITS
     --------
     Location Map ..............................................   Facing Page 3
     Survey ....................................................   Facing Page 4
     Site Plan .................................................  Facing Page 16
     Subject Photographs .......................................  Facing Page 17
     Land Sales Map ............................................  Facing Page 24
     Rental Location Map .......................................  Facing Page 33
     Improved Sales Map ........................................  Facing Page 49

     REAR EXHIBITS
     -------------
     Engagement Letter
     Lease Synopses
     Louisiana Temporary Registration Certification
     Assumptions and Limiting Conditions
     Appraiser's Qualifications
     Appraiser's Certificate


                                                        H.J. Porter & Associates

                                     [LOGO]
                      [H.J. Porter & Associates - LETTERHEAD]
                                  July 31, 1997

Mr. Anthony Rokovich
Merrill Lynch
World Financial Center - North Tower
New York, NY 10281

                                          Re: Agreement for Appraisal Services

Dear Mr. Rokovich:

Please allow this to serve us our proposal and agreement for appraisal services on the properties described below.

Property To Be Appraised

The real estate to be appraised is briefly described as:

59 West Shopping Center                          29 North Shopping Center
700 Academy Drive                                1550 South U.S. Highway 29
Bessemer, AL                                     Cantonment, FL

Clanton Marketplace                              Nine Mile Plaza Shopping Center
Highway 31 & Ollie Avenue                        312 East Nine Mile Road
Clanton, AL                                      Pensacola, FL

Betts Crossing Shopping Center                   Parker Shopping Center
1441 Fox Run Parkway                             208 South Tyndal Parkway
Opelika, AL                                      Parker, FL

Opp Marketplace                                  The "T" Shopping Center
507 E. Cummings Road                             17184 Front Beach Road
Opp, AL                                          Panama City Beach, FL

Greenbrier Station Shopping Center               Mandeville Marketplace
1408 Golden Springs Road                         619 N. Causeway Blvd.
Anniston, AL                                     Mandeville, LA

Russell Crossing Shopping Center
U.S. Highway 280 and Stadium Drive
Phenix City, AL


      123 N. College St., Ste. 100 o P.O. Box 28 o Auburn, Alabama 36830 o
                        (334)826-8682 o Fax (334)826-3827
 14 Office Park Circle, Suite 230 o Birmingham, Alabama 35223 o (205)871-3600 o
                                Fax (205)879-3762
418 Scott Street o Montgomery, Alabama 36104 o (334)262-8331 o Fax (334)262-8325

                  Real Estate Research, Appraisal & Counseling

Mr. Rokovich
July 31, 1997
page 2

Purpose Of The Appraisal

These appraisals will be made to determine the market value of the leased fee interest of the subject real estate. The term "market value" is as defined in the Uniform Standards of Professional Appraisal Practice as promulgated by the Appraisal Standards Board of the Appraisal Foundation.

Function Of The Appraisal

It is understood that these appraisals have been requested to function as an underwriting guide for mortgage loan purpose and for use in the securitization of the mortgage. Accordingly, these appraisals may be provided by Merrill Lynch to potential investors in a securitization or other sale of the mortgage loan(s).

Scope Of The Appraisal

The scope of this assignment shall include, but not be limited to:

1) Personal contact with the owner or his representative to arrange an on-site inspection.

2)   On-site inspection of the site and improvements.

3)   Review of public records pertaining to the subject.

4) Research into public records and interviews with Realtors(R), management agents, owners, developers, and other appraisers as deemed pertinent, to locate comparable data.

5) Analysis of comparable data and completion of the Cost, Market, and Income Approaches to value as may be deemed applicable.

Report and Delivery

The appraisals will be complete analyses communicated in self-contained narrative reports with all supporting information and exhibits included.

The appraisals will be made in conformance with the Standards of Professional Practice and Code of Ethics of the Appraisal Institute. As such, the reports shall be subject to their review. The appraisals shall also conform to the Uniform Standards of Professional Appraisal Practice as set by the Appraisal Standards Board of the Appraisal Foundation.

The date of appraisals shall be made effective as of the dates of inspection. The reports will be addressed to Merrill Lynch. Additionally, the properties will be valued as of the estimated dates of completion of improvements and as of the estimated date of stabilized occupancy, as may be applicable.

Three (3) copies of the completed reports will be delivered within four weeks of receipt of your authorization to proceed and the required information noted below.

Fee

Our fee for this assignment shall be Forty Six Thousand Dollars ($46,000.00) due and payable on delivery of the completed reports. Any amount past due over thirty (60) days shall be subject to a late charge of 1-1/2% per month.


                            H.J. Porter & Associates

Mr. Rokovich
July 31, 1997
page 3

The fee charged is for the appraisal reports requested. Should revisions be requested due to a change in basic requirements by the client, an additional fee will be charged. Consultations and, if requested in advance, court testimony, stand by, depositions or pre-trial conferences will be charged at a per diem rate of One Thousand Dollars ($1,000.00). Should additional copies of the report be required, they will be made available on reasonable notice at a charge of One Hundred Dollars ($100.00) per copy.

Client Relationship

It is understood that Merrill Lynch is considered to be the Client of H. J. Porter & Associates. Accordingly, it shall be responsible for payment of all fees due hereunder. Unless authorized in writing, the personnel of H. J. Porter & Associates are not authorized to, nor will they divulge or discuss any of the findings or conclusions of the appraisal with anyone other than the client.

Information Required

In order to undertake this assignment we will need the following items for each property to begin work. It is my understanding that the borrower, Newton, Oldacre, McDonald will provide this information.

o    Legal name and address of owner
o    Copy of all current leases on the subject property.
o Transaction data on any sales of the subject (or a portion thereof) during the past five (5) years.
o    Ad Valorem tax information.
o Insurance information including limits of coverage, carrier, annual premium, and agent.
o    Current year to date and prior three years income and expense history.
o    Survey and legal description of property to be appraised. Plot plan.
o Results of any environmental site assessments or testing for hazardous materials.

Upon receipt of the information noted above and an executed copy of the agreement, we will begin work on this assignment. This proposal shall remain open for a period of one week from the above date. If not executed by that date the delivery time and fee quoted are subject to change.

Your choice of us for this assignment is appreciated.

                                            Yours very truly,

                                            /s/ David P. Mullins

                                            David P. Mullins, MAI
                                            H. J. Porter & Associates

The above terms and conditions are acceptable and you are Authorized to proceed as of this___ day___ of 1997. It is understood that the fee agreed upon is due and payable on delivery of the report and by executing this agreement agree to responsibility for this fee.

                                            Client:

                                            By: /s/ Lawrence Miller
                                              ----------------------------------
                                            Its: Director


DPM/jmh


                            H.J. Porter & Associates

                                 LEASE SYNOPSIS

Tenant:                                  Winn-Dixie Louisiana, Inc.

Area:                                    53,986 sq.ft.

Term:                                    20 years beginning 1996

Renewal Options:                         Five options for five years each

Minimum Rental:                          $11.96 per sq. ft. - $645,579 per year

Percentage Rent:                         1% of gross sales exceeding $64,557,900

Expense Contributions:

      C.A.M.                             Pro rata share

      Tax                                Pro rata share

      Insurance                          Pro rata share

      Other                              None

Utilities Paid By:                       Tenant

Repairs by Landlord:                     Roof, exterior and structural
                                         maintenance

Repairs by Tenant:                       All other including mechanical and HVAC

Parking:                                 4.6 spaces/1,000 sq.ft. of gross
                                         building area

Subletting:                              Yes

Subordination:                           Yes

Remarks: Winn-Dixie required to operate as a supermarket for six months after completion but thereafter shall not be required to operate as a supermarket or otherwise.

                                         Gross sales for 1993 were $9,295,605,
                                         $11,931,071.44 for 1994, $15,460,000
                                         for 1995, and $16,033,883 for 1996.

                                         The building size, lease term, and
                                         minimum rent are the result of a Lease
                                         Amendment dated September 22, 1996 for
                                         the expansion of the store. All other
                                         factors are based on the original
                                         lease.


                                                        H.J. Porter & Associates

                                 LEASE SYNOPSIS

Tenant:                                  First National Bank of Commerce

Area:                                    10,500 sq.ft.

Term:                                    Fifteen years expiring 9/11/03

Renewal Options:                         Two options for fives years each

Minimum Rental:                          $21,10/sq.ft. - $221,550 per year

Percentage Rent:                         N/A

Expense Contributions:

      C.A.M.                             Pro rata share

      Tax                                Pro rata share

      Insurance                          Pro rata share

      Other                              None

Utilities Paid By:                       Tenant

Repairs by Landlord:                     Roof, exterior and structural
                                         maintenance

Repairs by Tenant:                       All other including mechanical and HVAC

Parking:                                 N/A

Subletting:                              Yes, with Landlord's permission

Subordination:                           Yes

Remarks:                                 This is a build-to-suit bank building
                                         constructed for the tenant.
                                         Improvements include a six car
                                         drive-thru canopy and a separate ATM
                                         canopy at the southwest corner of the
                                         site.


                                                        H.J. Porter & Associates

                                 LEASE SYNOPSIS

Tenant:                                  First National Bank of Commerce

Area:                                    4,800 sq.ft. - Store No. 11

Term:                                    Ten years, expiring 9/30/03

Renewal Options:                         Two options for five years each

Minimum Rental:                          $11.00 per sq.ft. - $52,800 per year

Percentage Rent:                         N/A

Expense Contributions:

      C.A.M.                             Pro rata share

      Tax                                Pro rata share

      Insurance                          Pro rata share

      Other                              5% of minimum rent for Lessor's
                                         management & accounting cost.

Utilities Paid By:                       Tenant

Repairs by Landlord:                     Roof, exterior and structural
                                         maintenance

Repairs by Tenant:                       All other including mechanical and HVAC

Parking:                                 N/A

Subletting:                              Yes, with Landlord 's permission

Subordination:                           Yes

Remarks: This area is "in-line" space adjoining the bank's building. There is a common foyer joining the two areas.


                                                        H.J. Porter & Associates

                                 LEASE SYNOPSIS

Tenant:                                  Blockbuster Video (original tenant was
                                         Alfalfa Video)

Area:                                    6,000 sq.ft. - Store Nos. 4-9

Term:                                    Five years

Renewal Options:                         One option for five years

Minimum Rental:                          $12.54 per sq.ft. - $75,240 per year

Percentage Rent:                         6% of gross sales exceeding $1,254,000

Expense Contributions:

      C.A.M.                             Pro rata share

      Tax                                Pro rata share

      Insurance                          Pro rata share

      Other $.05/sq. ft. for structural reserves plus 5% of minimum rent for Lessor's management and accounting cost

Utilities Paid By:                       Tenant

Repairs by Landlord:                     Roof, exterior and structural
                                         maintenance

Repairs by Tenant:                       All other including mechanical and HVAC

Parking:                                 N/A

Subletting:                              Yes, with Landlord 's permission

Subordination:                           Yes

Remarks: Gross sales for January - June 1993 were $648,149.50, $851,146.52 for 1994,
                                         $470,796.75 for January - June 1995,
                                         and $1,022,066 for 1996. Tenant has
                                         right to cancel lease if Winn Dixie
                                         vacates and is not replaced.

                                         This lease is a renewal executed in
                                         1996.


                                                        H.J. Porter & Associates

                                 LEASE SYNOPSIS

Tenant:                         BellSouth Mobility, Inc.

Area:                           1,500 sq.ft. - Store No.'s 1 and 2

Term:                           Five years expiring 8/31/99

Renewal Options:                Three options for five years each

Minimum Rental:                 Year 1, 9/94 - 8/95, $12.00/sq.ft. - $18,000/yr.
                                Year 2, 9/95 - 8/96, $12.50/sq.ft. - $18,750/yr.
                                Year 3, 9/96 - 8/97, $13.00/sq.ft. - $19,500/yr.
                              * Year 4, 9/97 - 8/98, $13.50/sq.ft. - $20,250/yr.
                                Year 5, 9/98 - 8/99, $14.00/sq.ft. - $21,000/yr.

Percentage Rent:                None

Expense Contributions:

      C.A.M.                    Pro rata share

      Tax                       Pro rata share

      Insurance                 Pro rata share

      Other $.05/sq. ft. for structural reserves plus 5% of minimum rent for Lessor's management and accounting cost.

Utilities Paid By:              Tenant

Repairs by Landlord:            Roof, exterior and structural
                                maintenance

Repairs by Tenant:              All other including mechanical and HVAC

Parking:                        N/A

Subletting:                     Yes, with Landlord 's permission

Subordination:                  Yes

Remarks:


                                                        H.J. Porter & Associates

                                 LEASE SYNOPSIS

Tenant:                                  Albano Associates of Louisiana, Inc.

Area:                                    1,000 sq.ft. - Store No. 3

Term:                                    Three years expiring 6/23/98

Renewal Options:                         None

Minimum Rental:                          $14.17 per sq.ft. - $14,168.25 per year

Percentage Rent:                         7% of gross sales exceeding $202,403.57

Expense Contributions:

      C.A.M.                             Pro rata share

      Tax                                Pro rata share

      Insurance                          Pro rata share

      Other                              5% of minimum rent for Lessor's
                                         management and accounting cost

Utilities Paid By:                       Tenant

Repairs by Landlord:                     Roof, exterior and structural
                                         maintenance

Repairs by Tenant:                       All other including mechanical and HVAC

Parking:                                 N/A

Subletting:                              Yes, with Landlord's permission

Subordination:                           Yes

Remarks:                                 Original lease date was June 24, 1991.
                                         Tenant has executed two renewal
                                         agreements.


                                                        H.J. Porter & Associates

ASSUMPTIONS AND LIMITING CONDITIONS

1.   COPIES, PUBLICATION, DISTRIBUTION, USE OF REPORT:

     Possession of this report or any copy thereof does not carry with the right of publication, nor may it be used for other than its intended use. The report may not be used for any purpose by any person or corporation other than the client or the party to whom it is addressed or copied without the written consent of the appraiser, and then only in its entirety.

     Neither all nor any part of the contents of this report shall be conveyed to the public through advertising, public relations efforts, news, sales, or other media, without the written consent and approval of the appraiser, nor may any reference be made in such a public communication to the Appraisal Institute or the MAI designation.

2.   CONFIDENTIALITY:

     The appraiser may not divulge the material (evaluation) contents of the report, analytical findings or conclusions, or give a copy of the report to anyone other than the client or his designee as specified in writing except as may be required by the Appraisal Institute as they may request in confidence for ethics enforcement, or by a court of law or body with the power of subpoena.

     This appraisal is to be used only in its entirety and no part is to be used without the whole report. All conclusions and opinion concerning the analysis are set forth in the report and were prepared by the Appraiser whose signature appears on the appraisal report, unless indicated as "Review Appraiser." No change of any item in the report shall be made by anyone other than the Appraiser and/or officer of the firm. The Appraiser and firm shall have no responsibility if any such unauthorized change is made.

3.   INFORMATION USED:

     No responsibility is assumed for accuracy of information furnished by or from others, the client, his designee, or public records. We are not liable for such information or the work of possible subcontractors. The comparable data relied upon in this report has been confirmed with one or more parties familiar with the transaction or from affidavit; all are considered appropriate for inclusion to the best of our factual judgement and knowledge.


                                                        H.J. Porter & Associates

4.   TESTIMONY, CONSULTATION, COMPLETION OF CONTRACT FOR APPRAISAL SERVICES:

     The contract for appraisal, consultation or analytical service, are fulfilled and the total fee payable upon completion of the report. The appraiser or those assisting in the preparation of the report will not be asked or required to give testimony in court or hearing because of having made the appraisal, in full or in part, nor engage in post appraisal consultation with client or third parties except under separate and special arrangement and at additional fee.

5.   EXHIBITS:

     The sketches and maps in this report are included to assist the reader in visualizing the property and are not necessarily to scale. Various photos, if any, are included for the same purpose and are not intended to represent the property in other than actual status, as of the date of the photos. Site plans are not surveys unless shown from separate surveyor.

6. LEGAL, ENGINEERING, FINANCIAL, STRUCTURAL, OR MECHANICAL NATURE HIDDEN COMPONENTS, SOIL:

     No responsibility is assumed for matters legal in character or nature, nor matters of survey, nor of any architectural, structural, mechanical, or engineering nature. No opinion is rendered as to the title, which is presumed to be good and merchantable. The property is appraised as if free and clear, unless otherwise stated in particular parts of the report.

     The legal description is assumed to be correct as used in this report as furnished by the client, his designee, or as derived by the appraiser.

     The appraiser has inspected as far as possible, by observation, the land and the improvements thereon; however it was not possible to personally observe conditions beneath the soil or hidden structural, or other components. We have not critically inspected mechanical components within the improvements and no representations are made herein as to these matters unless specifically stated and considered in the report. The value estimate considers there being no such conditions that would cause a loss of value. The land or the soil of the area being appraised appears firm, however subsidence in the area is unknown. The appraiser does not warrant against this condition or occurrence of problems arising from soil conditions.

     The appraisal is based on there being no hidden, unapparent, or apparent conditions of the property site, subsoil, or responsibility is assumed for any such conditions or for any expertise or engineering to discover them. All mechanical components are


                                                        H.J. Porter & Associates
     assumed to be in operable condition and status standard for properties of the subject type. Conditions of heating, cooling, ventilating, electrical and plumbing equipment is considered to be commensurate with the condition of the balance of the improvements unless otherwise stated. No judgement is made as to adequacy of insulation, type of insulation, or energy efficiency of the improvements or equipment.

7.   RELATING TO THE AMERICAN WITH DISABILITIES ACT:

     The Americans with Disabilities Act ("ADA") became effective January 26, 1992. The appraisers have not made a specific compliance survey and analysis of this property to determine whether or not it is in conformity with the various detailed requirements of the ADA. It is possible that a compliance survey of the property together with a detailed analysis of the requirements of the ADA could reveal that the property is not in compliance with one or more of the requirements of the Act. If so, this fact could have a negative effect upon the value of the property. Since there is no direct evidence relating to this issue, possible non-compliance with the requirements of ADA in estimating the value of the property has not been considered.

8.   LEGALITY OF USE:

     The appraisal is based on the premise that, there is full compliance with all applicable federal, state and local environmental regulations and laws unless otherwise stated in the report; further that all applicable zoning, building, and use regulations and restrictions of all types have been complied with unless otherwise stated in the report; further that all applicable zoning, building, and use regulations and restrictions of all types have been complied with unless otherwise stated in the report; further, it is assumed that all required licenses, consents, permits, or other legislative or administrative authority, local, state, federal and/or private entity or organization have been or can be obtained or renewed for any use considered in the value estimate.

9.   COMPONENT VALUES:

     The distribution of the total valuation in this report between land and improvements applies only under the existing program of utilization. The separate valuations for land and building must not be used in conjunction with any other appraisal and are invalid if so used.


                                                        H.J. Porter & Associates

10.  AUXILIARY AND RELATED STUDIES:

     No environmental or impact studies, special market study or analysis, highest and best use analysis study or feasibility study has been requested or made unless otherwise specified in an agreement for services or in the report. The appraiser reserves the unlimited right to alter, amend, revise or rescind any of the statements, findings, opinions, values, estimates, or conclusions upon any subsequent study or analysis or previous study or analysis subsequently becoming known to him.

11.  DOLLAR VALUES, PURCHASING POWER:

     The market value estimated, and the costs used, are as of the date of the estimate of value. All dollar amounts are based on the purchasing power and price of the dollar as of the date of the value estimate.

12.  INCLUSIONS:

     Furnishings and equipment of business operations except as specifically indicated and typically considered as a part of real estate, have been disregarded with only the real estate being considered in the value estimate unless otherwise stated.

13.  PROPOSED IMPROVEMENTS, CONDITIONED VALUE:

     Improvements proposed, if any, on or off-site, as well as any repairs required are considered, for purpose of this appraisal to be completed in good and workmanlike manner according to information submitted and/or considered by the appraiser. In cases of proposed construction, the appraisal is subject to change upon inspection of property after construction is completed. This estimate of market value is as of the date shown, as proposed, as if completed and operating at levels shown and projected.

14.  VALUE CHANGE, DYNAMIC MARKET, INFLUENCES:

     The estimated market value is subject to change with market changes over time; value is highly related to exposure, time, promotional effort, terms motivation, and conditions surrounding the offering. The value estimate considers the productivity and relative attractiveness of the property physically and economically in the marketplace. The "Estimate of Market Value" in the appraisal report is not based in whole or in part upon the race, color or national origin of the present owners or occupants of the properties in the vicinity of the property appraised.

     In cases of appraisals involving the capitalization of income benefits, the estimate of market value is a reflection of such benefits and appraiser's interpretation of income and yields and other factors derived from general and specific market information.


                                                        H.J. Porter & Associates

     Such estimates are as of the date of the estimate of value; they are thus subject to change if the market is naturally dynamic.

15.  MANAGEMENT OF THE PROPERTY:

     It is assumed that the property which is the subject of this report will be under prudent and competent ownership and management; neither inefficient nor super efficient.

16.  CONTINUING EDUCATION CURRENT:

     The Appraisal Institute conducts a voluntary program of continuing education for its designated members. MAIs and RMs who meet the minimum of this program are awarded periodic certification. I am currently certified under the Appraisal Institute Voluntary Continuing Education Program.

17.  FEE:

     The fee for this appraisal or study is for the service rendered and not for the time spent on the physical report.

18.  AUTHENTIC COPIES:

     The authentic copies of this report are signed in blue ink. Any copy that does not have an original signature is unauthorized and may have been altered.

19.  HAZARDOUS MATERIALS:

     Unless otherwise stated in this report, the appraiser signing this report has no knowledge concerning the presence or absence of urea-formaldehyde foam insulation or asbestos containing material in existing improvements; if such materials are present the value of the property may be adversely affected and reappraisal at additional cost necessary to estimate the effects of such material.

20. Unless otherwise noted within the attached report, there are no items of FF&E included in the reported value. Any equipment included with the property in the value are only those items that are considered as an integral part of the realty, even though technically they could be legally considered as personalty.

21.  NOTE:

     ACCEPTANCE OF, AND/OR USE OF, THIS APPRAISAL REPORT CONSTITUTES ACCEPTANCE OF THE ABOVE CONDITIONS.


                                                        H.J. Porter & Associates

                           PROFESSIONAL QUALIFICATIONS
                                       OF
                              DAVID P. MULLINS, MAI

CURRENT STATUS

David P. Mullins is involved in the appraisal of and consulting with owners of income producing real estate. He is the Managing Appraiser and a General Partner of the Birmingham office of H.J. Porter & Associates with offices located at:

                          H. J. Porter & Assoc., Inc.
                            631 Stage Road/PO Box 28
                                Auburn, AL 36831
                                 (334) 826-8682

                      H. J. Porter & Assoc. of Birmingham
                        #14 Office Park Circle, Suite 230
                              Birmingham, AL 35223
                                 (205) 871-3600

                      H. J. Porter & Assoc. of Montgomery
                             235 South Court Street
                              Montgomery, AL 36104
                                 (334) 262-8331

PROFESSIONAL AFFILIATIONS

Mr. Mullins is a member of the Appraisal Institute and holds the MAI Designation (Certificate Number 11168). He is also a member of the International Right of Way Association (Alabama Chapter Number 24).

PROFESSIONAL EDUCATION STATUS

Mr. Mullins is currently certified in Alabama as a Certified General Real Property Appraiser (Certificate #G8). He has taken numerous courses and seminars offered by the Appraisal Institute, Society of Real Estate Appraisers, and International Right-of-Way Association.

HISTORICAL DATA

David P. Mullins is a graduate of Colorado State University with a Bachelors of Science Degree in Agriculture Economics.

From 1983 to 1989 he worked with USDA/Farmers Home Administration. The first two years he served as the Assistant County Supervisor in Centre, Alabama. He was responsible for the Rural Housing Program which included appraising single family residence. He also made farm real estate and operating loans which included farm and ranch appraisals. In 1985 he moved to Dublin, Virginia as County Supervisor. There he was responsible for the overall operation of the field office where he supervised four employees. He completed appraisals of single family housing loans and farm real estate loans. He also analyzed and developed farm management plans for client borrowers. From 1987 to 1989 Mr. Mullins worked in Richmond, Virginia as a Rural Housing Specialist. He provided support and training to fifty field offices to administer the Rural Housing Loan Program. He was the single family housing appraisal trainer, single family housing review appraiser and multi-family housing appraiser.

From 1989 to 1991 Mr. Mullins was with the mortgage banking firm of Camp & Company in Birmingham, Alabama. He served as the Head of the Appraisal and Loan Submission Department for income property loans. He was responsible for appraising investment grade


                                                        H.J. Porter & Associates

PROFESSIONAL QUALIFICATIONS OF DAVID P. MULLINS, MAI

income producing real estate that included shopping centers, office buildings, multi-family apartments, and distribution warehouses.

From 1991 to 1993 Mr. Mullins worked as an employee for the appraisal firm of H.J. Porter & Associates, Inc., managing their Birmingham office. In 1994 he became a general partner of the Birmingham office with the title of Managing Appraiser and the responsibility of managing two staff appraisers and one support staff employee.

Since being associated with H.J. Porter & Associates, a variety of appraisal assignments have been performed including the appraisal of neighborhood, community, and power shopping centers, motels, single and multi-tenant office buildings, multi-family apartments, assisted living facilities, convenience stores, office/warehouse, distribution warehouses, vacant commercial and agricultural land, and subdivision analysis. Other appraisal assignments performed for different government entities include appraisal of total and partial acquisitions for the Alabama Department of Transportation, the City of Birmingham, and the Birmingham Airport Authority.

In addition to government entities, important clients include:

AmSouth Bank                                First Commercial Bank
Arlington Properties                        First Georgia Bank
Bank of Tuscaloosa                          Great Northern Insured Annuity Corp.
Baptist Health Systems                      Healthsouth
Birmingham Baptist Medical Center           Jacksonville State University
Brookwood Medical Center                    NationsBank
CellularOne                                 Norfolk Southern Corporation
Collateral Mortgage                         Regions Bank
Colonial Bank                               Salvation Army
Colonial Properties                         SouthTrust Bank
Columbus Bank & Trust Company               Southern Natural Gas
Commercial Bank & Trust Co.                 St. Clair Federal
Compass Bank                                State Farm Life Insurance Company
Farmers National Bank                       Washington Mortgage Financial Group
First American Bank


                                                        H.J. Porter & Associates

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                                STATE OF ALABAMA



                                     [SEAL]



                             This is to certify that

                                DAVID P. MULLINS

               having given satisfactory evidence of the necessary
           qualifications required by the laws of the State of Alabama is licensed to transact business in Alabama as a

                    CERTIFIED GENERAL REAL PROPERTY APPRAISER

                 With all the rights, privileges and obligations
                              appurtenant thereto.

LICENSE NUMBER: G00008                       /s/ [Illegible} Executive Director
EXPIRATION DATE: SEPT. 30, 1997             ALABAMA REAL ESTATE APPRAISERS BOARD

================================================================================

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                        LOUISIANA REAL ESTATE APPRAISERS
                          STATE BOARD OF CERTIFICATION

                      TEMPORARY REGISTRATION CERTIFICATION

        Having complied with R.S. 1950, Title 37, Chapter 51, Subsection 3401.C. of the Louisiana Real Estate Appraisers Certification Law, temporary registration to operate as a non-resident real estate appraiser in the state of Louisiana is hereby granted to:

                                 DAVID P MULLINS

This certification shall remain in effect until such time as the appraisal assignment on the following real property is complete:

     A SHOPPING CENTER LOCATED AT MANDEVILLE MARKETPLACE 619 N CAUSEWAY BLVD




                                     [SEAL]

Date Issued: August 14, 1997                      /s/  Logan H. Babin, Jr.
            -----------------                     ------------------------------
                                                  Logan H. Babin, Jr., Chairman

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